Exhibit 99.1

Leading Biosciences, INC.

Financial Statements

As of March 31, 2021 (unaudited) and December 31, 2020 and for the Three Months Ended March 31, 2021 and 2020 (unaudited)

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Table of Contents

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Leading BioSciences, Inc.

Condensed Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$615	$713
Accounts receivable	-	59
Prepaid expenses and other current assets	103	124
Total current assets	718	896
Restricted cash	26	26
Deferred transaction costs	2,337	1,817
Right-of-use asset	236	275
Property and equipment, net	4	5
Total assets	$3,321	$3,019
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,863	$2,537
Accrued liabilities	2,022	2,740
Accrued compensation and benefits	1,582	1,590
Current portion of lease liability	176	168
Current portion of debt	2,036	578
Current portion of related party debt, net	517	469
Total current liabilities	10,196	8,082
Warrant liability	3,620	1,830
Non-current portion of debt	—	94
Lease liability, net of current portion	65	112
Total liabilities	13,881	10,118
Commitments and contingencies (Note 11)
Series C convertible preferred stock, $0.001 par value; 33,594,625 shares authorized as of March 31, 2021 (unaudited) and December 31, 2020; 11,674,131 shares issued and outstanding at March 31, 2021(unaudited) and December 31, 2020; liquidation preference of $10.4 million as of March 31, 2021 (unaudited) and December 31, 2020	9,503	9,503
Stockholders’ deficit:
Common stock, $0.001 par value; 250,000,000 shares authorized as of March 31, 2021 (unaudited) and December 31, 2020; 102,041,277 shares issued and outstanding at March 31, 2021 (unaudited) and December 31, 2020	102	102
Additional paid-in capital	51,891	51,322
Accumulated deficit	(72,056)	(68,026)
Total stockholders' deficit	(20,063)	(16,602)
Total liabilities, convertible preferred stock and stockholders' deficit	$3,321	$3,019

The accompanying notes are an integral part of these condensed financial statements.

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Leading BioSciences, Inc.

Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2021	2020
	(Unaudited)
Operating expenses:
Research and development	$692	$1,251
General and administrative	1,262	1,143
Total operating expenses	1,954	2,394
Loss from operations	(1,954)	(2,394)
Other income (expense):
Gain on forgiveness of PPP loan	279	—
Loss on issuance of secured debt	(686)	—
Change in fair value of warrant liability	42	—
Interest expense	(1,711)	(1)
Other income	—	11
Total other income (expense)	(2,076)	10
Net loss	$(4,030)	$(2,384)
Net loss per share attributable to common shareholders, basic and diluted	$(0.04)	$(0.02)
Weighted–average common shares used to compute basic and diluted net loss per share attributable to common shareholders	102,041,277	102,029,290

The accompanying notes are an integral part of these condensed financial statements.

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Leading BioSciences, Inc.
Condensed Statements of Convertible Preferred Stock and Stockholders’ Equity (Deficit)
(in thousands, except share amounts)
(Unaudited)

	Series C
	Convertible
	Preferred Stock		Common Stock		Additional		Total
					Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2020	11,674,131	$9,503	102,041,277	$102	$51,322	$(68,026)	$(16,602)
Stock-based compensation expense	-	-	-	-	569	-	569
Net loss	-	-	-	-	-	(4,030)	(4,030)
Balance, March 31, 2021	11,674,131	$9,503	102,041,277	$102	$51,891	$(72,056)	$(20,063)

Leading BioSciences, Inc.
Statements of Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share amounts)
(Unaudited)

	Series C
	Convertible Preferred Stock		Common Stock		Additional		Total
					Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2019	11,674,131	$9,503	102,029,290	$102	$49,270	$(57,704)	$(8,332)
Stock-based compensation expense	-	-	-	-	487	-	487
Net loss	-	-	-	-	-	(2,384)	(2,384)
Balance, March 31, 2020	11,674,131	$9,503	102,029,290	$102	$49,757	$(60,088)	$(10,229)

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Leading BioSciences, Inc.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2021	2020
	(unaudited)
Net loss	$(4,030)	$(2,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1	-
Noncash lease expense	39	34
Gain on forgiveness of PPP loan	(279)	-
Accretion of debt discount	1,590	-
Loss on issuance of debt	686	-
Change in fair value of warrant liability	(42)	-
Stock-based compensation	569	487
Changes in operating assets and liabilities:
Accounts receivable	59	-
Prepaid and other assets	21	63
Accounts payable and accrued liabilities	183	513
Accrued compensation	(8)	-
Operating lease liabilities	(39)	(33)
Other long-term liabilities	-	1
Net cash used in operating activities	(1,250)	(1,319)
Cash flows from financing activities:
Payments on debt	(11)	-
Proceeds from issuance of debt and warrants	1,250	-
Payment of debt issuance costs	(87)	-
Net cash provided by financing activities	1,152	-
Net decrease in cash, cash equivalents and restricted cash	(98)	(1,319)
Cash, cash equivalents and restricted cash, beginning of period	739	3,623
Cash, cash equivalents and restricted cash, ending of period	$641	$2,304
Reconciliation of cash, cash equivalents and restricted cash to the balance sheets:
Cash and cash equivalents	615	2,278
Restricted cash	26	26
Total cash, cash equivalents and restricted cash	$641	$2,304
Supplemental disclosure of cash flows:
Interest paid	$3	$-
Supplemental disclosures of non-cash investing and financing activities:
Deferred transaction costs in accounts payable and accrued liabilities	$2,337	$-
Deferred equity issuance costs included in accounts payable	$41	$-
Debt issuance costs included in accounts payable	$16	$-

The accompanying notes are an integral part of these condensed financial statements.

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Leading BioSciences, Inc.

Notes to Financial Statements

(Unaudited)

1. Organization, Business and Basis of Presentation

Description of Business

Leading BioSciences, Inc. (“LBS” or the “Company”) is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative therapies to improve the lives of patients affected by a broad range of diseases and conditions triggered by gastrointestinal dysregulation. The Company is applying its knowledge and its industry experience to develop oral small-molecule drugs to maintain the integrity of the gut epithelial barrier, microbiome, and gut immune cells to improve acute and chronic Gastrobiome™-mediated outcomes. The Company’s initial focus is combatting the interruption of GI function (ileus) following major surgery to reduce recovery times and shorten patients’ length of stay in the hospital. The Company’s programs have the potential to prevent the formation of post-operative adhesions, as well as to address the myriad health conditions and complications associated with chronic disruption of the intestinal mucosal barrier. The Company was incorporated in the state of Delaware on September 6, 2011, and is based in Carlsbad, California.

On April 27, 2021, LBS completed an asset acquisition with Seneca Biopharma Inc. (“Seneca”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of December 16, 2020, (the “Merger Agreement”) by and among Seneca, Townsgate Acquisition Sub 1, Inc., a wholly owned subsidiary of Seneca (“Merger Sub”), and LBS, pursuant to which Merger Sub merged with and into LBS, with LBS surviving as a wholly owned subsidiary of Seneca (the “Merger”). Concurrent with the closing of the Merger, LBS outstanding common stock, common stock warrants and options for the purchase of LBS common stock (“common stock equivalents”) were exchanged for Seneca common stock, Seneca common stock warrants and options for the purchase of Seneca common stock at a ratio of 0.2719 shares of LBS common stock equivalents to one share of Seneca common stock equivalents (“the Exchange Ratio”), including the effects of Seneca’s one-for-six reverse stock split (“Reverse Stock Split”). The accompanying financial statements and notes thereto do not reflect the Exchange Ratio or Reverse Stock Split.

Unaudited Interim Financial Information

The accompanying unaudited condensed financial statements as of March 31, 2021, and for the three months ended March 31, 2021 and 2020, have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting. Accordingly, these condensed financial statements do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, these unaudited interim condensed financial statements contain all adjustments necessary, all which are of a normal and recurring nature, to state fairly the Company’s financial position, results of operations and cash flows. Interim results are not necessarily indicative of results for a full year or future periods. These condensed financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in the Company’s financial statements and notes. The most significant estimates in the Company’s financial statements relate to clinical trial accruals and valuation of derivative liabilities and stock-based compensation. Although these estimates are based on the Company’s knowledge of current events and actions it may undertake in the future, actual results may materially differ from these estimates and assumptions.

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Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, the Chief Executive Officer, in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as one operating segment which consists of research and development activities.

Liquidity and Going Concern

The Company has a limited operating history and the sales and income potential of the Company’s business and market are unproven. The Company has experienced losses and negative cash flows from operations since its inception. At March 31, 2021, the Company had an accumulated deficit of $72.1 million and cash and cash equivalents of $0.6 million. The Company expects to continue to incur losses into the foreseeable future. The successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure.

Historically, the Company has funded its operations primarily through a combination of debt and equity financings. Management’s plans continue to be focused on raising additional capital or other financings, such as potential partnering events of the Company’s existing technology. However, no assurance can be given at this time as to whether the Company will achieve these objectives. Based on the Company’s current business plan, management believes that existing cash and cash equivalents will not be sufficient to fund the Company’s obligations for at least 12 months from the date of issuance of these financial statements. The Company’s ability to execute its operating plan depends on its ability to obtain additional funding through equity offerings, debt financings or potential licensing and collaboration arrangements. The financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. However, the Company’s current working capital, anticipated operating expenses and net losses raise substantial doubt about its ability to continue as a going concern for a period of one year following the date that these financial statements are issued. The financial statements do not include any adjustments for the recovery and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to continue to fund its operations through cash and cash equivalents on hand, as well as through future equity offerings, debt financings, other third-party funding, and potential licensing or collaboration arrangements. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to the Company. Even if the Company raises additional capital, it may also be required to modify, delay or abandon some of its plans which could have a material adverse effect on the Company’s business, operating results and financial condition and the Company’s ability to achieve its intended business objectives. Any of these actions could materially harm the Company’s business, results of operations and future prospects.

COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID- 19 pandemic”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions and technical corrections to tax depreciation methods for qualified improvement property. The CARES Act also appropriated funds for the U.S. Small Business Administration Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19.

In April 2020, as a result of impacts and risks associated with the current COVID-19 pandemic, the Company paused enrollment and program activities surrounding the Company’s clinical trials. The COVID-19 pandemic has not affected the production or supply of the Company’s patent-protected therapeutic candidate, LB1148. The COVID-19 pandemic may cause additional delays of the Company’s clinical trials or adversely impact the Company’s business. The Company cannot predict how legal and regulatory responses to concerns about COVID-19 or other major public health issues will impact the Company’s business, nor can it predict potential adverse impacts related to the availability of capital to fund the Company’s operations. Additionally, the Company’s workforce and outside consultants may also be affected, which could result in an adverse impact on the Company’s ability to conduct business. Any of these factors, alone or in combination with others, could harm the Company’s business, results of operations, financial condition or liquidity. However, the magnitude, timing, and duration of any such potential financial impacts cannot be reasonably estimated at this time.

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2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents represent cash available in readily available checking and money market accounts. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Restricted Cash

At each March 31, 2021 and December 31, 2020, the Company held restricted cash of $26,000 in a separate restricted bank account as collateral for the Company’s corporate credit card program. The Company has classified these deposits as long-term restricted cash on its condensed balance sheets.

Deferred Transaction Costs

Deferred Transaction Costs consists of the direct and incremental costs incurred by the Company related to the acquisition of assets under the Merger Agreement (See Note 13 – Subsequent Events). These costs represent legal, accounting and other direct costs related to the Company’s efforts to complete a reverse merger. As of March 31, 2021 and December 31, 2020, deferred transaction costs were approximately $2.3 million and $1.8 million, respectively.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions and in money market accounts, and at times balances may be in excess of federally insured limits. Management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held nor has the Company experienced any losses in these accounts.

Property and Equipment, Net

Property and equipment, which consist of computers, are stated at cost less accumulated depreciation. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets (approximately three years). Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred.

Convertible Preferred Stock

The Company’s convertible preferred stock has been classified as temporary equity, instead of permanent equity within stockholders’ deficit, in the balance sheets, in accordance with authoritative guidance for the classification and measurement of potentially redeemable securities as the stock conditionally redeemable upon certain change in control events outside of the Company’s control, including the liquidation, sale or transfer of control of the Company. Upon such change in control events the holders of the convertible preferred stock can cause its redemption.

The Company did not adjust the carrying values of the convertible preferred stock to its redemption value as of March 31, 2021 or December 31, 2020, since a liquidation event was not probable of occurrence. Subsequent adjustments to increase or decrease the carrying values to the ultimate liquidation values will be made only if, and when, it becomes probable such a liquidation event will occur.

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash equivalents, accounts receivable, restricted cash, accounts payable, accrued liabilities, debt and derivative liabilities. The carrying amounts of financial instruments such as cash equivalents, accounts receivable, restricted cash, accounts payable, and accrued liabilities approximate their related fair values due to the short-term nature of these instruments. The carrying value of the Company’s current and non-current debt approximates its fair value due to the market rate of interest. The Company’s derivative financial instruments are carried at fair value based on unobservable market inputs. None of the Company’s non-financial assets or liabilities are recorded at fair value on a non-recurring basis.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates its financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company values its derivatives using the Black-Scholes option-pricing model or other acceptable valuation models, including Monte-Carlo simulations. Derivative instruments accounted for as liabilities are valued at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities, is re-assessed at the end of each reporting period.

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The Company reviews the terms of debt instruments, equity instruments and other financing arrangements to determine whether there are embedded derivative features, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Additionally, in connection with the issuance of financing instruments, the Company may issue freestanding options and warrants, including options or warrants to non-employees in exchange for consulting or other services performed.

The Company accounts for its common stock warrants in accordance with Accounting Standards Codification (“ASC”) ASC Topic 815, Derivatives and Hedging (“ASC 815”). Based upon the provisions of ASC 815, the Company accounts for common stock warrants as liabilities if the warrant requires net cash settlement or gives the holder the option of net cash settlement or it fails the equity classification criteria. The Company accounts for common stock warrants as equity if the contract requires physical settlement or net physical settlement or if the Company has the option of physical settlement or net physical settlement and the warrants meet the requirements to be classified as equity. Common stock warrants classified as liabilities are initially recorded at fair value and remeasured at fair value each balance sheet date with the offset adjustments recorded in change in fair value of warrant liability within the condensed statements of operations. Common stock warrants classified as equity are initially measured at fair value on the grant date and are not subsequently remeasured.

Research and Development Costs

Research and development expenses consist primarily of salaries and other personnel related expenses including stock-based compensation costs, preclinical costs, clinical trial costs, costs related to acquiring and manufacturing clinical trial materials and contract services. All research and development costs are expensed as incurred.

Clinical Trial Expenses

Expenses related to clinical studies are based on estimates of the services received and efforts expended pursuant to the Company’s contract arrangements. The financial terms of these agreements are subject to negotiation, vary from contract to contract and may result in uneven payment flows. There may be instances in which payments made to the Company’s service providers will temporarily exceed the level of services provided and result in a prepayment of the clinical expense. Payments under some of these contracts depend on factors such as the successful enrollment of patients, site initiation and the completion of clinical milestones. The Company makes estimates of its accrued expenses as of each balance sheet date in its financial statements based on facts and circumstances known at that time. In accruing service fees, the Company estimates the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from its estimate, the Company adjusts the accrual or prepaid expense balance accordingly. Historically, the Company’s estimated accrued liabilities have materially approximated actual expense incurred. Clinical trial expenses are included in research and development expense.

Patent Costs

Costs related to filing and pursuing patent applications (including direct application fees, and the legal and consulting expenses related to making such applications) are expensed as incurred, as recoverability of such expenditures is uncertain. These costs are included in general and administrative expenses.

Debt Issuance Costs

Debt issuance costs incurred to obtain debt financing are deferred and are amortized over the term of the debt using the effective interest method. Debt issuance costs are recorded as a reduction to the carrying value of the debt and are amortized to interest expense for in the condensed statements of operations.

Income Taxes

The Company follows the ASC 740, Income Taxes, or ASC Topic 740 (‘ASC 740’), in reporting deferred income taxes. ASC 740 requires a company to recognize deferred tax assets and liabilities for expected future income tax consequences of events that have been recognized in the Company’s financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in the years in which the temporary differences are expected to reverse. Valuation allowances are provided if, based on the weight of available evidence, it is more likely than not that some of or all the deferred tax assets will not be realized.

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The Company accounts for uncertain tax positions pursuant to ASC 740, which prescribes a recognition threshold and measurement process for financial statement recognition of uncertain tax positions taken or expected to be taken in a tax return. If the tax position meets this threshold, the benefit to be recognized is measured as the tax benefit having the highest likelihood of being realized upon ultimate settlement with the taxing authority. The Company recognizes interest accrued related to unrecognized tax benefits and penalties in the provision for income taxes.

Stock-Based Compensation

Stock-based compensation expense represents the cost of the grant date fair value of employee and non-employee stock option grants recognized over the requisite service period of the awards (usually the vesting period) on a straight-line basis. The Company recognizes forfeitures as they occur as a reduction of expense. The Company estimates the fair value of employee and non-employee stock option grants using the Black-Scholes option pricing model.

Net Loss Per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. The Company’s Series C convertible preferred stock (the "Convertible Preferred Stock"), and the Senior Secured Promissory Note Warrants issued in the pre-merger financing contain non-forfeitable rights to dividends with the common stockholders, and therefore are considered to be participating securities. The Convertible Preferred Stock and the warrants do not have a contractual obligation to fund the losses of the Company; therefore, the application of the “two class method” is not required when the Company is in a net loss position.

Diluted loss per share is computed using the more dilutive of the two class method or the treasury stock and if-converted methods. Dilutive earnings per share under the two class method is calculated by dividing net income available to common stockholders as adjusted for the participating impacts of the participating securities, by the weighted-average number of shares outstanding plus the dilutive impact of all other potential dilutive common shares. Dilutive earnings per share under the treasury stock and if-converted methods is calculated by dividing net income available to common stockholders by the weighted-average number of shares outstanding plus the dilutive impact of all potential dilutive common shares. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding as inclusion of the potentially dilutive securities would be antidilutive.

The following potential common shares were excluded from diluted net loss per share because the effects would have been anti-dilutive:

	Three months ended March 31,
	2021	2020
Employee stock options	29,977,910	29,152,879
Warrants for common stock	10,663,149	3,671,775
Series C convertible preferred stock	11,674,131	11,674,131
Total	52,315,190	44,498,785

Comprehensive Loss

Comprehensive loss is defined as a change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company’s comprehensive loss was the same as its reported net loss for all periods presented.

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Recently Adopted Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes (“ASU 2019-12"), as part of its initiative to reduce complexity in accounting standards. The amendments in ASU 2019-12 are effective for fiscal years beginning after December 15, 2020, including interim periods therein. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. As required by ASU 2019-12, we adopted this ASU effective January 1, 2021. The adoption of ASU No. 2019-12 did not have a material impact on the Company's financial position, results of operations or cash flows.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The ASU introduced a new credit loss methodology, the Current Expected Credit Losses (“CECL”) methodology, which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL methodology utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to maturity debt securities, trade receivables and other receivables measured at amortized cost at the time the financial asset is originated or acquired. After the issuance of ASU 2016-13, the FASB issued several additional ASUs to clarify implementation guidance, provide narrow-scope improvements and provide additional disclosure guidance. In November 2019, the FASB issued an amendment making this ASU effective for fiscal years beginning after December 15, 2022 for smaller reporting companies. The Company is currently evaluating the potential impact that this standard may have on its financial statements and related disclosures.

In August 2020, FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) — Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which, among other things, provides guidance on how to account for contracts on an entity’s own equity. This ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. Specifically, the ASU eliminated the need for the Company to assess whether a contract on the entity’s own equity (1) permits settlement in unregistered shares, (2) whether counterparty rights rank higher stockholder’s rights, and (3) whether collateral is required. In addition, the ASU requires incremental disclosure related to contracts on the entity’s own equity and clarifies the treatment of certain financial instruments accounted for under this ASU on earnings per share. This ASU may be applied on a full retrospective of modified retrospective basis. For smaller reporting companies, this ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption of the ASU is permitted for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the potential impact that this standard may have on its financial statements and related disclosures.

3.	Balance Sheet Details

Accrued liabilities consisted of the following (in thousands):

	March 31,	December 31,
	2021	2020

Accrued accounts payable	$75	$1,018
Accrued clinical trial costs	876	875
Accrued director stipends	863	759
Accrued other	208	88
	$2,022	$2,740

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4.	Fair Value Measurements

The Company follows ASC 820-10, Fair Value Measurements and Disclosures, which among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement determined based on assumptions that market participants would use in pricing an asset or liability. The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value

As a basis for considering such assumptions, a three-tier fair value hierarchy has been established, which prioritizes the inputs used in measuring fair value as follows:

1)	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities;
2)	Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
3)	Level 3: Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions, which reflect those that a market participant would use.

The second tranche of Senior Secured Promissory Notes and the Senior Secured Promissory Note Warrants were issued on February 1, 2021. The initial fair value of the second tranche of the Senior Secured Promissory Note Warrant liability of $1.8 million was determined using a Monte Carlo simulation model that considered: (i) the starting stock price of $0.4816, (ii) certain key event dates such as expected capital financings, (iii) expected re-levered volatility of approximately 88 percent, (iv) risk-free interest rate of approximately one-half percent, (v) contractual terms of approximately 5.8 years and (vii) a zero percent dividend rate. The exercise price reset features embedded in the warrants were valued using a Monte Carlo based valuation model. The Monte Carlo valuation technique was utilized because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) that are necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Because derivative financial instruments are initially and subsequently carried at fair values, the Company’s income will reflect the volatility in these estimate and assumption changes.

During 2020, the fair value of the Senior Secured Promissory Note warrant liability was determined using a Monte Carlo simulation model that considered: (i) the starting stock price of $0.4816, (ii) certain key event dates such as expected capital financings, (iii) expected re-levered volatility of approximately 87 percent, (iv) risk-free interest rate of approximately one-half percent, (v) contractual terms of approximately six years and (vi) a zero percent dividend rate. The exercise price reset features embedded in the warrants were valued using a Monte Carlo based valuation model. The Monte Carlo valuation technique was utilized because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) that are necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Because derivative financial instruments are initially and subsequently carried at fair values, the Company’s income will reflect the volatility in these estimate and assumption changes. The fair value is subjective and is affected by changes in inputs to the valuation model including management’s assumptions regarding estimates of timing and the probability of each embedded conversion feature occurring. The initial fair value of the first tranche of Senior Secured Promissory Note Warrants was $1.9 million. Changes in these assumptions can materially affect the fair value.  Changes in fair value are recognized as a component of other income (expense) in the statement of operations.

As of March 31, 2021, the fair value of the Senior Secured Promissory Note Warrants was determined using a Monte Carlo simulation model that considered: (i) the starting stock price of $0.4816, (ii) certain key event dates such expected capital financings (iii) contractual interim reset periods of the warrant, and (iv) expected re-levered volatility of approximately 90 percent.

The following table summarizes the activity of the Company’s Level 3 warrant liability (in thousands):

Warrant Liability
Opening value at January 1, 2020	$—
Initial fair value at the original issuance date	1,868
Change in fair value during the period	(38)
Ending value at December 31, 2020	1,830
Initial fair value at the original issuance date	1,832
Change in fair value during the period	(42)
Ending value at March 31, 2021	$3,620

As of March 31, 2021 and December 31, 2020, the Company did not hold any financial assets or Level 1 or Level 2 financial liabilities measured at fair value on a recurring basis. As of March 31, 2021 and December 31, 2020, Level 3 financial liabilities measured at fair value consisted solely of the Company’s warrant liability issued in conjunction with its Senior Secured Promissory Notes (Note 5 - Debt).  The fair value of the Senior Secured Promissory Note Warrant liability as of March 31, 2021 and December 31, 2020 was $3.6 million and $1.8 million, respectively.

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5.	Debt

Financing Agreements

In June and October 2020, the Company entered into agreements to finance certain insurance policies (“the Financing agreements”). The Financing Agreements have a stated interest rate of 8.35%, are payable over ten months and are secured by the Company’s insurance policies. As of March 31, 2021 and December 31, 2020, the aggregate remaining balance due under the Financing Agreements was $11,000 and $22,000, respectively.

Unsecured Promissory Notes

December 2019 Note

On December 18, 2019, the Company issued an unsecured promissory note for a principal sum of $100,000 to a consultant as payment for consulting services performed in 2019 (“the December 2019 Note”). The December 2019 Note had a maturity date in December 2020. The outstanding principal under the December 2019 note accrues interest at the annual rate of five percent simple interest. All principal plus accrued interest on the note is due and payable the earlier of the date which the Company closes on five million or more in revenue or gross financing proceeds or the maturity date. On December 18, 2020 (“the Amendment Effective Date”), the Company and the consultant mutually agreed to amend the terms of the December 2019 Note to extend the maturity date from December 18, 2020 to March 19, 2021. No other terms of the December 2019 Note were modified. Under the terms of the amendment, the Company had to pay the accrued and unpaid interest of $5,000, through the Amendment Effective Date and will continue to accrue through the amended maturity date. On March 19, 2021, the maturity date was further extended to June 19, 2021. The Company determined that the present value in the change of cash flows was not greater than ten percent and therefore the amendment was account for as a modification.

As of March 31, 2021 and December 31, 2020, the outstanding balance on the note, including accrued interest was $102,000 and $105,000, respectively, which is reported within the current portion of debt on the balance sheets.  Upon the occurrence of certain Events of Default, including but not limited to the Company’s failure to satisfy its payment obligations under the note or the breach of certain non-financial covenants under the note, the lender will have the right, among other remedies, to declare all unpaid balance immediately due and payable.

July 2020 Note

On July 9, 2020, the Company issued an unsecured promissory note for a principal sum of $125,000 with an original issue discount of 20 percent (“the July 2020 Note”). There were no issuance costs related to this transaction. Interest accrues on the unpaid principal amount at a rate equal to ten percent per annum, compounded annually. Principal and any accrued but unpaid interest under this note shall be due and payable upon demand of the holder at any time following the earlier to occur of (a) the date on which the Company receives at least $1,250,000 in gross proceeds from the issuance of equity securities or securities convertible into or exercisable for equity securities or (b) the 120th day following the issuance date of the note. In connection with the July 2020 Note, the Company issued the noteholder a warrant to purchase 25,000 shares of common stock, $0.001 par value per share.  The warrants have an exercise price of $0.73 per share, are immediately exercisable and will expire ten years from the grant date. On November 6, 2020, the Company and the lender mutually agreed to extend the maturity date of the July 2020 Note for an additional 120 days, or through March 6, 2021. No other terms of the original agreement were amended. The Company paid all outstanding accrued interest, which approximated $4,000, in conjunction with amendment and interest will continue to accrue at the original stated interest rate. On March 6, 2021, the maturity date was further extended to June 6, 2021. The Company determined that the present value in the change of cash flows was not greater than 10 percent and therefore the amendment was accounted for as a modification. On May 25, 2021, Palisade Bio, LBS and the noteholder amended the July 2020 Note to extend the maturity date to November 15, 2021 (see Note 13 – Subsequent Events).

As of March 31, 2021 and December 31, 2020, the outstanding balance of the note, including accrued interest, was $125,000 and $126,000, respectively.

October 2020 Note

On October 16, 2020, the Company issued an unsecured promissory note to the Yuma Regional Medical Center for a principal sum of $500,000 with an original issue discount of 10 percent. Interest accrues on the unpaid principal amount at a rate equal to 10 percent per annum, compounded annually. The note is due and payable 180 days from the issuance date, or April 14, 2021. See Note 7 – Common Stock Warrants for details of the warrants issued with the October 2020 Note and Note 13 – Subsequent Events for details related to the October 2020 Note Amendment.

As of March 31, 2021 and December 31, 2020, the outstanding balance of the note, including accrued interest, was $523,000 and $510,000, respectively.

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Senior Secured Promissory Notes

In connection with the transactions contemplated by the Merger, on December 16, 2020, (i) the Company entered into a securities purchase agreement with an institutional investor (the “Investor”) pursuant to which, among other things, the Company agreed to issue senior secured promissory notes in the aggregate principal amount of up to $5.0 million, in exchange for an aggregate purchase price of up to $3.75 million, representing an aggregate original issue discount of up to $1.25 million (the “Senior Secured Promissory Notes”) and warrants (“Senior Secured Promissory Note Warrants”) to purchase shares of the Company’s common stock, and (ii) Seneca and the Company entered into a separate securities purchase agreement with the Investor pursuant to which, among other things, the Investor agreed to invest $20.0 million in cash and cancel any outstanding principal and interest on the Senior Secured Promissory Notes immediately prior to the closing of the Merger in exchange for shares of Series 1 Preferred Stock of the Company to be issued immediately prior to the closing of the Merger and warrants to purchase shares of Seneca’s common stock to be issued after the closing of the Merger, in private placement transactions. The Senior Secured Promissory Notes had a first closing on December 17, 2020 and a second closing on February 1, 2021 resulting in the issuance of $1.7 million in aggregate principal of Senior Secured Promissory Notes and Senior Secured Promissory Note Warrants to acquire 3,460,687 shares of common stock, with an exercise price of $0.4816 per share, at each closing. The third closing was at a date to be determined by the Company between March 16, 2021 and the closing of the Merger. The Company did not elect to draw down the third tranche. At issuance, the fair value of the first tranche of the Senior Secured Promissory Note Warrants exceeded the debt proceeds, resulting in a $0.8 million loss on issuance of debt. At issuance, the fair value of the second tranche of the Senior Secured Promissory Note Warrants exceeded the debt proceeds, resulting in a $0.7 million loss on issuance of debt. The debt was recognized at a zero-dollar carrying value and is being accreted to the principal amount of the debt, on a straight-line basis, through a charge to interest expense in the statement of operations.

The following table summarizes the outstanding balances associated with the Company’s Senior Secured Promissory Notes for the periods presented (in thousands):

	Principal	Unamortized Debt Discount	Carrying Value	Accrued Interest
March 31, 2021	$3,334	$(1,649)	$1,685	$114
December 31, 2020	$1,667	$(1,537)	$130	$10

The Senior Secured Promissory Notes accrue interest at a rate of 15 percent based upon a 360-day year and is payable in arrears. See Note 13 – Subsequent Events, for additional information regarding the cancellation of the Senior Secured Promissory Notes immediately prior to the closing of the Company’s Merger (as defined in Note 13).

Paycheck Protection Program (“PPP”)

In April 2020, the Company applied for and received $279,000 from the PPP (the “PPP Loan”) as government aid for payroll, rent and utilities. There were no issuance costs related to this transaction. The PPP Loan accrues simple interest at a rate of one percent per annum and has an original maturity date of April 2022. Payments of principal and interest are deferred for the ten-month period following the loan forgiveness period, which is defined as the 8-week or 24-week period following the loan origination date, at which time the loan balance is payable in monthly installments unless the Company applies for, and receives, forgiveness in accordance with the CARES Act and the terms of the loan executed by the Company and its lender.

The application for these funds required the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further required the Company to take into account its current business activity and its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The certification made by the Company did not contain any objective criteria and is subject to interpretation. Based in part on the Company’s assessment of other sources of liquidity, the uncertainty associated with future revenues created by the COVID-19 pandemic and related governmental responses, and the going concern uncertainty reflected in the Company’s financial statements, the Company believed in good faith that it met the eligibility requirements for the PPP Loan. If, despite the good-faith belief that given the Company’s circumstances all eligibility requirements for the PPP Loan were satisfied, it is later determined that the Company had violated any applicable laws or regulations or it is otherwise determined the Company was ineligible to receive the PPP Loan, it may be required to repay the PPP Loan in its entirety and/or be subject to additional penalties and potential liabilities.

On June 5, 2020, the Paycheck Protection Program Flexibility Act (the “PPP Flexibility Act”) was signed into law, extending the PPP Loan forgiveness period from 8 weeks to 24 weeks after loan origination, reducing the required amount of payroll expenditures from 75 percent to 60 percent, removing the prior ban on borrowers taking advantage of payroll tax deferral after loan forgiveness and allowing for the amendment of the maturity date on existing loans from two years to five years.

In January 2021, the Company received notification the PPP Loan was forgiven and recognized a gain a $279,000, in other income in the condensed statements of operations.

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6.	Stockholders’ Deficit

Classes of Stock

As of March 31, 2021 and December 31, 2020, the Company was authorized to issue 250,000,000 shares of $0.001 par value Common Stock and 33,594,625 shares of $0.001 par value convertible preferred stock (the “Convertible Preferred Stock”). Of the authorized number of shares of Convertible Preferred Stock, 33,594,625 shares were designated to Series C Preferred Stock (“Series C”).

Series C Convertible Preferred Stock

On March 8, 2019, the Company entered into an agreement with a lead investor for the purchase and sale, of up to an aggregate of $30 million of Series C. The actual committed Series C investment resulted in two closings for total proceeds of $10.0 million. Issuance costs associated with financing were $215,000 which resulted in net proceeds of approximately $9.8 million. On March 8, 2019, the Company completed the initial closing, which was comprised of 8,398,656 shares of Series C at an offering price of $0.893 per share. Contemporaneous with the initial closing, the lead investor agreed to purchase 2,799,552 additional shares of Series C at an offering price of $0.893 at a future date (“Additional Tranche Right”). The lead investor exercised its right on August 15, 2019. The Company issued 1,500,000 warrants to purchase common stock at an exercise price of $1.12 per share in connection with the first closing and issued 500,000 warrants to purchase common stock at exercise price of $1.12 per share in connection with the second closing. The warrants were classified as equity and were measured using a Black-Scholes valuation model.

In addition to the Series C issued to the lead investor, the Company issued 475,923 shares of Series C to other investors for net proceeds of $425,000 during 2019. The Company issued 35,000 warrants to purchase common stock at an exercise price of $1.12 per share to these other investors. The warrants were classified as equity and were measured using a Black-Scholes valuation model.

Dividends

From and after the date of the issuance of any shares of Series C, dividends at the rate of eight percent per annum of the Original Issue Price (as defined below) shall accrue on such shares of Series C (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C). The “Original Issue Price” shall mean $0.893 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C. Accruing dividends shall accrue from day to day, whether or not declared, and shall not be cumulative; provided however, that such accruing dividends shall be payable only when, as, and if declared by the board of directors of the Corporation and the Corporation shall be under no obligation to pay such accruing dividends. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stocks) unless the holders of the Series C then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series C shareholders shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders or, in the case of a deemed liquidation event, out of the consideration payable to stockholders in such deemed liquidation event or the available proceeds, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to one times (1x) the Original Issue Price, plus any dividends declared but unpaid thereon (the “Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company or deemed liquidation event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C the full Liquidation Preference, the holders of shares of Series C shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series C is subject to redemption upon the occurrence of uncertain events, such as change in control, not solely within the Company’s control. Accordingly, the Series C is included within temporary equity on the balance sheet. The Company does not consider the change in control to be probable and accordingly the Company does not adjust the Series C Preferred Stock to redemption value. The liquidation preference of the Series C as of each March 31, 2021 and December 31, 2020 was $10.4 million.

Voting

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

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Conversion

Each share of Series C shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” of the Series C Preferred Stock shall initially be equal to $0.893.

Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least one-and-a half times (1.5x) the Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40.0 million of gross proceeds, (b) the closing of a merger or other business combination with an existing public company that results in at least $35.0 million of cash and cash equivalents on the surviving company’s balance sheet as of the closing date of such transaction, or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the required holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Series C shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated and (ii) such shares may not be reissued by the Company.

Common Shares

Each share of Common Stock is entitled to one vote at all meetings of stockholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of preferred stock.

After payment of any dividends on Convertible Preferred Stock, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors may from time to time determine. Holders of Common Stock will share equally on a per share basis in any dividend declared by the board of directors. The Company has not paid any dividends on Common Stock and does not anticipate paying any cash dividends on such stock in the foreseeable future. In the event of a merger or consolidation, all holders of Common Stock will be entitled to receive the same per share consideration.

7.	Common Stock Warrants

From time to time, the Company issues warrants to its investors, creditors and various other individuals, as noted above. The Company’s outstanding common stock warrants that are classified as equity warrants are included as a component of stockholder’s equity at the date of grant at the relative fair value at that grant date. Common stock warrants accounted for as liabilities in accordance with ASC 815 are included in non-current liabilities. The warrants have an exercise price ranging from $0.48 to $1.12 per share and generally expire ten years after the date of issuance. The Company had common stock warrants issuable and outstanding of 10,663,149 and 7,202,462 at March 31, 2021 and December 31, 2020, respectively.

2017 Convertible Notes Warrants

In connection with the 2017 Convertible Notes, the Company issued the investors 300,000 warrants (“2017 Convertible Note Warrants”) to purchase common stock at $0.75 per share. The 2017 Convertible Note Warrants expire ten years from the date of issuance and meet the criteria for equity classification. Accordingly, the fair value of the 2017 Convertible Notes and Warrants were estimated on the date of issuance using a Black-Scholes valuation model and the proceeds were allocated across each component on a relative fair value basis.

In June 2018, the 2017 Convertible Notes were modified to extend the maturity date to December 31, 2018. In conjunction with the extension, the Company issued the holders additional warrants (“2017 Modification Warrants”) which also included terms for down round protection. The amendment also provided the Company with the option to further extend the maturity date to June 30, 2019 subject to the issuance of additional warrants. The 2017 Modification Warrants met the criteria to be classified as equity as the Company early adopted ASU 2017-11, Accounting for Certain Financial Instruments with Down Round Features, which allows certain down round features to be excluded from the consideration of whether the instrument may be classified as equity. As such, the 2017 Modification Warrants were recognized in equity at a fair value of $45,000 on the June 30, 2018 date of issuance. As the 2017 Modification Warrants were issued by the Company to creditors at the time of the extension, the fair value of the modification was capitalized as debt issuance cost and amortized over the remaining term of the debt. As a result of the Series C Financing, in March 2019, these warrant holders consented to the exchange of these warrants for new warrants (“2017 Modification New Warrants”) with the same expiration date but with an exercise price equal to $1.12 per share to reflect the adjusted exercise price in satisfaction of the down-round feature of the original warrant agreement. As recognition of this event, and in accordance with ASU 2017-11, the change in fair value of $12,000 was recorded as a deemed dividend.

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On December 31, 2018, the Company exercised its option to extend the maturity date of the 2017 Convertible Notes to June 30, 2019 and as such, additional warrants (“2017 Extension Warrants”) were issued. The 2017 Extension Warrants were issued with the same provisions as the 2017 Modification Warrants with the exception of having a fixed exercise price of $1.12 per share. The 2017 Extension Warrants expire ten years from the date of issuance and meet the criteria for equity classification. As the 2017 Extension Warrants were not issued until March 2019, the Company recognized a warrants issuable equity value of fair value of $87,068 in additional paid in capital using the Black-Scholes valuation model on December 31, 2018, to record the 166,421 2017 Extension Warrants issuable, upon the Company’s election to extend the 2017 Convertible Notes maturity date.

2018 Notes Agreement Warrants

Pursuant to the 2018 Notes Agreement, the Company issued to each Lender a warrant (“2018 Secured Notes Warrants”) to purchase that number of shares of the Company’s Common Stock, $0.001 par value per share, equal to ten percent of such Lender’s principal note amount for an exercise price of $0.75 per share. The warrants are immediately exercisable and will expire ten years from the grant date.

The 2018 Secured Notes Warrants meet the criteria for classification as equity. Accordingly, the fair value of the 2018 Secured Notes and 2018 Secured Notes Warrants were estimated on the date of issuance using the Black-Scholes valuation model and the proceeds were allocated across each component on a relative fair value basis. The debt discounts on the 2018 Secured Notes were amortized over the contractual period of the notes using the effective interest rate method.

2018 Convertible Notes Warrants

In connection with the 2018 Convertible Notes, the Company issued the investors warrants (“2018 Convertible Notes Warrants”) to purchase shares of Common Stock. During the years ended December 31, 2019 and December 31, 2018, the Company issued 94,500 and 199,500 warrants, respectively, in connection with the 2018 Convertible Notes. The number of shares of common stock for which the 2018 Convertible Notes Warrants may be exercised is equal to 35 percent of the amount of principal and accrued but unpaid interest of the 2018 Convertible Note. The 2018 Convertible Notes Warrants expire ten years from the date of issuance and meet the criteria for liability classification. The fair value of the 2018 Convertible Notes Warrants to purchase common stock issued in connection with the 2018 Convertible Notes was estimated on the date of issuance using a Monte Carlo simulation model and the proceeds were allocated to the warrants based on its standalone fair value, with the residual proceeds allocated to the Convertible Notes. The debt discounts on the 2018 Convertible Notes were amortized over the contractual period of the notes using the effective interest rate method.

During March 2019 and in contemplation of the Series C Financing, all of the 2018 Convertible Note Warrants were exchanged for warrants (“2018 Convertible Notes New Warrants”) with a fixed number of shares and explicit exercise price. The 2018 Convertible Notes New Warrants expire ten years from the date of issuance and meet the criteria for equity classification. Accordingly, the derivative liability was remeasured immediately before reclassification with a credit to earnings for the change in fair value.

October 2020 Note Warrants

In connection with the issuance of the October 2020 Note, the Company issued the holder a warrant to purchase 45,000 shares of common stock.  The warrants have an exercise price of $0.73, are immediately exercisable and will expire ten years from the grant date. The October 2020 Note Warrants meet the criteria for classification as equity. Accordingly, the fair value of the October Notes and October 2020 Note Warrants were estimated on the date of issuance using the Black-Scholes valuation model and the proceeds were allocated across each component on a relative fair value basis. The debt discounts on the October 2020 Note Warrants were amortized over the contractual period of the notes using the effective interest rate method.

Senior Secured Promissory Note Warrants

In connection with the issuance of each tranche of the Senior Secured Promissory Notes, the Company issued the investor a warrant for the purchase of up to 3,460,687 shares of the Company’s common stock (the Senior Secured Promissory Note Warrants) and identified an investor put right to offset future equity purchases in exchange for settlement of the Senior Secured Promissory Notes. For each tranche, the investor may receive 3,460,687 additional warrants per tranche. The Senior Secured Promissory Note Warrants have an exercise price of $0.4816 per share and expire five years from the date of registration or April 27, 2026 (see Note 13 – Subsequent Events for details of the Merger). The Senior Secured Promissory Note Warrants did not meet the criteria for equity classification because of multiple features, including a potential adjustment to the exercise price and the potential for cash settlement of the warrants; therefore the warrants are accounted for as liabilities in accordance with ASC 815. At each issuance date, the Company recognized the Senior Secured Promissory Note Warrants at fair value. The Company valued the Senior Secured Promissory Note Warrants upon the date of issuance using a Monte-Carlo valuation model with a resulting fair value of $1.8 million and $1.9 million at February 1, 2021 and December 31, 2020, respectively. As the fair value of the Senior Secured Promissory Note Warrants exceeded the proceeds from the Senior Secured Promissory Notes, a loss of $0.7 million and $0.8 million was recognized at issuance on February 1, 2021 and December 17, 2020, respectively. (See Note 5 – Debt for further discussion). The Senior Secured Promissory Note Warrants will be revalued at fair value each reporting period in accordance with ASC 815.

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The following table summarizes warrant activity for the three months ended March 31, 2021:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Warrants outstanding, December 31, 2020	7,202,462	$0.76	6.28
Granted	3,460,687	$0.48	-
Exercised	-	$-	-
Forfeited, expired or cancelled	-	$-	-
Warrants outstanding, March 31, 2021	10,663,149	$0.54	5.86

8.	Equity Incentive Plan

The Company’s Employee, Director and Consultant Equity Incentive Plan (the “Plan”) provides for the grant of the following stock awards to employees, directors and consultants of the Company: incentive stock options and non-statutory stock options. The current number of shares authorized and reserved for issuance under the Plan is 35,000,000 shares of common stock. The number and terms of options granted under the Plan are determined by the Board of Directors when granted. Options are exercisable for a period determined by the board of directors, generally not more than 10 years following the date of grant. The Company estimates the fair value of each stock option using the Black-Scholes option pricing model under ASC 718.

During the three months ended March 31, 2021, no options were issued.

The allocation of stock-based compensation for all stock awards is as follows (in thousands):

	Three Months Ended March 31,
	2021	2020
Research and development	$274	$140
General and administrative	295	347
Total stock-based compensation expense	$569	$487

Officer Settlement Agreements

The Company’s former Chief Executive Officer resigned in 2016. The Company reached a settlement (“Settlement Agreement”) with the former Chief Executive Officer in 2017 wherein certain options for the purchase of 2,550,000 shares of the Company’s common stock, were modified (“the Modified Options”) which allowed for a potential put right under certain circumstances. The put right expired unexercised in the fourth quarter of 2019. As of March 31, 2021, the Modified Options, with an exercise price of $0.40 per share, remained outstanding.

The Company’s former Chief Development Officer was terminated in February 2021. As part of the separation package, the Company’s board of directors agreed to (i) accelerate vesting by four months for the former employee’s outstanding options and (ii) allow up to seven years from the termination date for the former employee to exercise all vested options. The Company concluded the actions taken by the Company resulted in modification accounting. The Company determined the incremental fair value of the options was $225,000, which was expensed to research and development expenses in the condensed statements of operations during the three-month period ended March 31, 2021.

9.	Employee Benefits

Effective June 20, 2016, the Company adopted a defined contribution 401(k) plan. All employees are eligible to participate in the plan beginning on the first day of employment. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation. No matching contributions have been made by the Company since the adoption of the 401(k) plan.

10.	License Agreements

License Agreements with the Regents of the University of California

The Company has entered into two license agreements, as amended, with the Regents of the University of California (“Regents”) for exclusive commercial rights to certain patents, technology and know-how. The technology is related to the Company’s products under development. The Regents are entitled to certain development and sales milestones.

In conjunction with the Co-Development and Distribution Agreement with Newsoara, the Company is obligated to pay the Regents royalties for its portion of the sublicense income equal to 30 percent of one-third of the upfront payment and milestone payment received. As of March 31, 2021 and December 31, 2020, a royalty payable of $115,000 and $125,000, respectively was included in Accounts Payable.

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11.	Commitments and Contingencies

Facility Leases

The Company leases office space for its corporate headquarters under a non-cancelable facility operating lease for 4,911 square feet located in Carlsbad, California. The Company originally subleased this office space starting in July 2017 with the lease expiring in January 2019. There were no future payments due under this non-cancelable operating lease as of December 31, 2018.

In January 2019, the Company entered into a six-month facility operating lease in Carlsbad, California. The lease commenced on February 1, 2019 with contractual rent payments of approximately $15,500 per month through the lease expiration date in July 2019. No tenant improvement allowances or common area maintenance lease components exist as part of the lease. The Company accounted for this lease by applying the practical expedient for short-term leases which resulted in the Company recognizing expense on a straight-line basis over the lease term. The total short-term lease cost was approximately $93,000 and such amounts were recorded within general and administrative expenses on the statement of operations.

In July 2019, the Company entered into a facility operating lease (the “July 2019 Headquarter Lease”) in Carlsbad, California. The initial contractual term is three years commencing on August 1, 2019 and expiring on July 31, 2022. The Company has the option to renew this lease for an additional 36-month period at the prevailing market rent upon completion of the initial lease term. The Company has determined it is not reasonably certain that it will exercise this renewal option. Therefore, the lease term is determined to be a total of three years commencing on August 1, 2019 and expiring on July 31, 2022. Commencing in August 2019, the Company will pay contractual monthly lease payments of $16,000 for the first 12 months. The contractual monthly lease payments are subject to 3 percent escalations at the first and second lease commencement anniversary.

The July 2019 Headquarter Lease is also subject to additional variable charges for common area maintenance, insurance, taxes and other operating costs. This additional variable rent expense is not estimable at lease inception. Therefore, it is excluded from the Company’s straight-line expense calculation at lease inception and is expensed as incurred. All fixed and variable lease payment amounts were recorded within general and administrative expenses on the statement of operations.

The ROU Asset was $236,000 and $275,000 at March 31, 2021 and December 31, 2020, respectively. The Lease Liability was $241,000 and $280,000 at March 31, 2021 and December 31, 2020, respectively.

Office lease deferral of payments concession

On April 29, 2020, the Company entered into a rent deferral agreement with its landlord pursuant to the financial impacts of the COVID-19 pandemic on the Company. Under the terms of the arrangement, the Company would begin repaying any deferred balance in equal installments prorated over six months beginning October 2020. Through March 31, 2021, the Company was still in discussions with its landlord regarding the extension of the deferral period. As of March 31, 2021 and December 31, 2020, deferred balances under this arrangement totaled $126,000 and $87,000, respectively, and are included in accounts payable on the Company’s condensed balance sheets.

Legal Proceedings

Between January 8 and March 3, 2021, nine individual lawsuits (captioned Sheridan v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00166 (S.D.N.Y. filed Jan. 8, 2021); Pirjamaat v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00172 (S.D.N.Y. filed Jan. 8, 2021); Johnson v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00310 (S.D.N.Y. filed Jan. 13, 2021); Mathews v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00242 (E.D.N.Y. filed Jan. 15, 2021); Pechal v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00585 (S.D.N.Y. filed Jan. 22, 2021); Curtis v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00292 (D. Del. Feb. 25, 2021); Valdez v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00980 (E.D. Pa. Mar. 1, 2021); Anderson v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00326 (D. Del. Mar. 2, 2021); and McIntire v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-01869 (S.D.N.Y. Mar. 3, 2021)) were filed in federal court by alleged Seneca Biopharma, Inc. (“Seneca”) stockholders challenging the proposed merger of Seneca and the Company (the “Merger”). The complaints name Seneca and Seneca’s board of directors as defendants. The Sheridan, Valdez, and Pirjamaat complaints name the Company as an additional defendant.

On March 18, 2021, Seneca filed an amendment to the Registration Statement on Form 8-K, which contained certain supplemental disclosures intended to moot the plaintiffs’ disclosure claims (the “Supplemental Disclosures”). Thereafter, all nine cases were voluntarily dismissed, and counsel for plaintiffs requested a mootness fee for the purported benefit conferred on Seneca’s stockholders in connection with the Supplemental Disclosures. The parties engaged in a negotiation and settled for a mootness fee of $216,000 in the second quarter of 2021. No amounts were accrued for these matters in Leading Biosciences’ financial statements as of 3/31/21 or 12/31/20 as the settlement was reached with Seneca.

From time to time, the Company may be involved in various lawsuits, legal proceedings, or claims that arise in the ordinary course of business. Management believes there are no claims or actions pending against the Company through March 31, 2021, which will have, individually or in the aggregate, a material adverse effect on its business, liquidity, financial position or results of operations. Litigation, however, is subject to inherent uncertainties, and an adverse result in such matters may arise from time to time that may harm the Company’s business.

Indemnification

In accordance with the Company’s amended and restated memorandum and articles of association, the Company has indemnification obligations to its officers and directors for certain events or occurrences, subject to certain limits, while they are serving in such capacity. There have been no claims to date, and the Company has a directors and officers liability insurance policy that may enable it to recover a portion of any amounts paid for future claims.

20

12.	Related Party Transactions

Director stipends

Unpaid cash stipends owed to our directors for their annual board service are recorded on the Company’s condensed balance sheets within accrued liabilities. These liabilities were $863,000 and $759,000 as of March 31, 2021 and December 31, 2020, respectively.

13.	Subsequent Events

The Company has evaluated subsequent events through July 13, 2021, the date of issuance of the condensed financial statements.

Option Expiration

On April 2, 2021, the 2,550,000 options outstanding pursuant to the Company’s Settlement Agreement, as defined in Note 7, with its former CEO expired unexercised.

Merger

On April 27, 2021, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 16, 2020, by and among Palisade Bio, Inc., formerly known as Seneca Biopharma, Inc., Leading Biosciences, Inc. and Townsgate Acquisition Sub 1, Inc., a wholly owned subsidiary of Seneca Biopharma (“Merger Sub”), LBS completed the previously announced merger transaction with Seneca Biopharma, pursuant to which Merger Sub merged with and into LBS, with LBS surviving such merger as a wholly owned subsidiary of Seneca Biopharma (the “Merger”). Also, in connection with the closing of the Merger, Seneca Biopharma, Inc. changed its name to Palisade Bio, Inc. and the business conducted by Seneca Biopharma became primarily the business conducted by LBS.

Pre-Merger Financing

On April 27, 2021, Palisade Bio, Inc., formerly known as Seneca Biopharma, Inc. and LBS completed a previously announced private placement transaction with an institutional investor (the “Investor”) at a per share purchase price of $0.4816 (without giving effect to the Exchange Ratio or the Reverse Stock Split) (the “Purchase Price”) for an aggregate purchase price of $20,000,000 in cash plus the cancelation of outstanding principal and interest on the notes previously issued to the Investor (the “Pre-Merger Financing”), whereby immediately prior to the Closing, among other things, LBS issued to the Investor shares of LBS Series 1 Preferred Stock pursuant to the Securities Purchase Agreement, dated December 16, 2020, by and among Palisade Bio, LBS and the Investor (the “Securities Purchase Agreement”).

At the closing of the Pre-Merger Financing, (i) LBS issued to the Investor shares of LBS Series 1 Preferred Stock (the “Initial Shares” and, as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 1,325,892 shares of Palisade Bio Common Stock, the “Converted Initial Shares”) without giving effect to any limitations set forth in the Securities Purchase Agreement and (ii) LBS deposited into an escrow account three times the number of Initial Shares of LBS Series 1 Preferred Stock (the “Additional Shares”, and, as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 3,977,676 shares of Palisade Bio Common Stock, the “Converted Additional Shares”) for the benefit of the Investor if 85% of the average of the five lowest volume-weighted average trading prices of a share of Palisade Bio Common Stock as quoted on the Nasdaq Capital Market during the 10 trading day period immediately preceding the 16th trading day following the Effective Time, divided by five, is lower than the per share Purchase Price or if the five lowest weighted average prices of Palisade Bio Common Stock during the 10 trading day period immediately preceding each of the 45th, 90th and 135th days following the Effective Time, divided by five, is lower than the per share Purchase Price, then, in each case, the Investor will be issued such number of Converted Additional Shares equal to the Purchase Price divided by the lowest of such weighted average prices. Any Converted Additional Shares not delivered to the Investor from escrow will be returned to the Palisade Bio.

Issuance of Stock and Warrant to Ecoban Securities, LLC (“Ecoban”)

Subsequent to the Merger, on May 25, 2021, Palisade Bio issued to Ecoban (i) a warrant to purchase 18,353 shares of Palisade’s common stock (post reverse stock split and post exchange ratio) at a price of $17.72 per share (post reverse stock split and post exchange ratio) and (ii) 118,833 shares of Common Stock (post reverse stock split and post exchange ratio), as payment for a success fee for closing the Merger and Pre-Merger Financing.

Issuance of Equity Warrant

Subsequent to the Merger, on May 20, 2021, pursuant to the terms of the Securities Purchase Agreement, Palisade Bio issued to the Investor a warrant to purchase 4,995,893 shares of Common Stock at a price of $4.70 per share (the “Equity Warrant”), post reverse stock split and post exchange ratio. The Equity Warrant is immediately exercisable and will have a term of five years from the date all of the shares underlying the Equity Warrant have been registered for resale. The exercise price and number of shares underlying the Equity Warrant may be subject to adjustment, if any, following each of the 45th, 90th and 135th days following April 27, 2021.

21

Amendment of Promissory Notes and Issuance of New Warrants

In 2020, LBS issued and sold to certain holders (i) unsecured promissory notes in the aggregate principal amount of $0.6 million with an interest rate of 10% per annum and (ii) warrants to purchase an aggregate of 70,000 shares of common stock of LBS at an exercise price of $0.73 per share (the “Old Warrants”). In connection with the Merger, the Old Note Warrants automatically converted into warrants to purchase an aggregate of 1,904 shares of Common Stock at a purchase price of $26.84 per share.

On May 25, 2021, Palisade Bio, LBS and the noteholders amended the notes to extend the maturity date of the notes to November 15, 2021 (the “Notes Amendment”). In connection with the Notes Amendment, the Old Warrants were canceled, and the Palisade issued warrants to the Noteholders to purchase an aggregate of 8,000 shares of Common Stock at a purchase price of $6.00 per share (the “New Warrants”).

22

Leading Biosciences, INC.

Financial Statements

For the Years Ended December 31, 2020 and 2019

1

Table of Contents

Page(s)

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors

Leading Biosciences, Inc.

San Diego, California

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Leading Biosciences, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee of the Company’s board of directors and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Accounting for Senior Secured Notes and Classification of Warrants

As described in Note 5 to the financial statements, in December of 2020, (i) the Company entered into a securities purchase agreement with an institutional investor pursuant to which, among other things, the Company agreed to issue senior secured promissory notes in the aggregate principal amount of up to $5.0 million, in exchange for an aggregate purchase price of up to $3.75 million, and warrants to purchase shares of the Company’s common stock. The first tranche was issued in December of 2020 resulting in the issuance of $1.7 million in aggregate principal of senior secured promissory notes and warrants to acquire 3,460,687 shares of common stock.

3

We identified the accounting for the senior secured notes, including the evaluation for potential embedded derivatives, and classification of the related warrants as a critical audit matter. The application of the accounting guidance appliable to the senior secured notes, including the evaluation for potential embedded derivatives, and the classification of the related warrants is complex and therefore, applying such guidance to the contract terms is subjective and requires significant judgment. Auditing these elements involved especially challenging auditor judgment due to the nature of the terms of the senior secured notes and related warrants and the effort required to address these matters, including the extent of specialized skills and knowledge needed.

The primary procedures we performed to address this critical audit matter included:

•	Inspecting the agreements associated with the securities purchase agreement and evaluating the completeness and accuracy of the Company’s technical accounting analysis and application of the relevant accounting literature.

•	Utilizing personnel with specialized knowledge and skills in technical accounting to assist in assessing management’s analysis of the senior secured notes, the evaluation for potential embedded derivatives, and classification of the related warrants including: (i) evaluating the contracts to identify relevant terms that affect the recognition in the financial statements, and (ii) assessing the appropriateness of conclusions reached by management.

/s/ BDO USA, LLP

We have served as the Company's auditor since 2017.

San Diego, California

July 13, 2021

To the Share

4

Leading BioSciences, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$713	$3,597
Accounts receivable	59	-
Prepaid expenses and other current assets	124	124
Total current assets	896	3,721
Restricted cash	26	26
Deferred transaction costs	1,817	-
Right-of-use asset	275	418
Property and equipment, net	5	2
Total assets	$3,019	$4,167

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,537	$2,047
Accrued liabilities	2,740	332
Accrued compensation and benefits	1,590	96
Current portion of lease liability	168	140
Current portion of debt, net	578	100
Current portion of related party debt, net	469	-
Total current liabilities	8,082	2,715
Warrant liability	1,830	-
Non-current portion of debt	94	-
Non-current portion of lease liability	112	281
Total liabilities	10,118	2,996

Commitments and contingencies (Note 11)

Series C convertible preferred stock, $0.001 par value; 33,594,625 shares authorized as of December 31, 2020 and December 31, 2019; 11,674,131 shares issued and outstanding at December 31, 2020 and December 31, 2019; liquidation preference of $10.4 million as of December 31, 2020 and December 31, 2019	9,503	9,503

Stockholders’ deficit:
Common stock, $0.001 par value; 250,000,000 shares authorized as of December 31, 2020 and December 31, 2019; 102,041,277 and 102,029,290 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	102	102
Additional paid-in capital	51,322	49,270
Accumulated deficit	(68,026)	(57,704)
Total stockholders' deficit	(16,602)	(8,332)
Total liabilities, convertible preferred stock and stockholders' deficit	$3,019	$4,167

5

Leading BioSciences, Inc.

Statements of Operations

(in thousands, except share and per share amounts)

	Year ended December 31,
	2020	2019

Operating expenses:
Research and development	$3,099	$3,239
General and administrative	6,198	7,272
Gain on derecognition of payable	-	(1,384)
Total operating expenses	9,297	9,127
Loss from operations	(9,297)	(9,127)
Other income (expense):
Loss on extinguishment of debt	-	(1,022)
Loss on issuance of secured debt	(841)	-
Change in fair value of warrant liability	38	158
Change in fair value of put right	-	128
Interest expense	(235)	(250)
Other income	13	61
Total other income (expense)	(1,025)	(925)
Net loss	$(10,322)	$(10,052)
Net loss attributable to common shareholders	$(10,322)	$(10,064)
Net loss per share attributable to common shareholders, basic and diluted	$(0.10)	$(0.11)
Weighted–average common shares used to compute basic and diluted net loss per share attributable to common shareholders	102,036,449	91,920,704

The accompanying notes are an integral part of these financial statements.

6

Leading  BioSciences, Inc.

Statements of Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share amounts)

	Series C		Series B1		Series A2		Series A1
	Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Common Stock		Additional		Total
											Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2018	-	$-	11,762,069	$20,977	1,610,000	$8,344	5,250,000	$7,589	46,331,038	$46	$2,408	$(47,652)	$(45,198)
Conversion of preferred stock to common stock	-	-	(11,762,069)	(20,977)	(1,610,000)	(8,344)	(5,250,000)	(7,589)	44,163,938	44	36,866	-	36,910
Issuance of Series C Convertible Preferred Stock, net of issuance costs of $215	11,674,131	9,503	-	-	-	-	-	-	-	-	-	-	-
Issuance of common stock warrants in connection with Series C financing	-	-	-	-	-	-	-	-	-	-	628	-	628
Reclassification of warrant liability to equity	-	-	-	-	-	-	-	-	-	-	101	-	101
Conversion of debt and interest to common stock	-	-	-	-	-	-	-	-	11,479,748	12	5,962	-	5,974
Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	3,325	-	3,325
Reclassification of option award from equity to liability for related party (Note 7)	-	-	-	-	-	-	-	-	-	-	(128)	-	(128)
Termination of tranche right liability	-	-	-	-	-	-	-	-	-	-	79	-	79
Issuance of common stock for stock option exercises	-	-	-	-	-	-	-	-	44,800	-	18	-	18
Issuance of common stock for vendor payments	-	-	-	-	-	-	-	-	9,766	-	11	-	11
Net loss	-	-	-	-	-	-	-	-	-	-	-	(10,052)	(10,052)

Balance, December 31, 2019	11,674,131	9,503	-	-	-	-	-	-	102,029,290	102	49,270	(57,704)	(8,332)
Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	2,014	-	2,014
Issuance of common stock to vendor	-	-	-	-	-	-	-	-	11,987	-	9	-	9
Issuance of common stock warrants related to promissory note	-	-	-	-	-	-	-	-	-	-	29	-	29
Net loss	-	-	-	-	-	-	-	-	-	-	-	(10,322)	(10,322)

Balance, December 31, 2020	11,674,131	$9,503	-	$-	-	$-	-	$-	102,041,277	$102	$51,322	$(68,026)	$(16,602)

7

Leading  BioSciences, Inc.

Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2020	2019

Cash flows from operating activities
Net loss	$(10,322)	$(10,052)
Adjustments to reconcile net loss to net cash used operating activities:
Depreciation	3	3
Gain on derecognition of payable	-	(1,384)
Accretion of debt discount and non-cash interest expense	202	166
Change in fair value of warrant liability	(38)	(158)
Change in fair value of put right	-	(128)
Accrued and unpaid interest	-	51
Non-cash lease expense	143	54
Loss on issuance of secured debt	841	-
Stock-based compensation	2,014	3,325
Loss on extinguishment of debt	-	1,022
Changes in operating assets and liabilities:
Accounts receivable	(59)	250
Prepaid expenses and other assets	89	(63)
Accounts payable and accrued liabilities	1,006	836
Accrued compensation	1,494	(630)
Change in lease liability	(141)	(51)
Net cash used in operating activities	(4,768)	(6,759)

Cash flows from investing activities
Purchases of property and equipment	(6)	-
Net cash used in investing activities	(6)	-

Cash flows from financing activities
Proceeds from issuance of Series C, warrants and tranche right, net of issuance costs	-	10,210
Payments on related party notes	-	(116)
Proceeds from exercise of stock options	-	18
Proceeds from issuance of 2018 convertible notes	-	270
Payments on debt	(27)	(374)
Payment of debt issuance costs	(87)	-
Net proceeds from issuance of related party debt	450	-
Net proceeds from issuance of debt and warrants	1,554	-
Net cash provided by financing activities	$1,890	$10,008

Net change in cash, cash equivalents and restricted cash	$(2,884)	$3,249
Cash, cash equivalents and restricted cash, beginning of period	3,623	374
Cash, cash equivalents and restricted cash, end of period	$739	$3,623

Reconciliation of cash, cash equivalents and restricted cash to the balance sheets:
Cash and cash equivalents	$713	$3,597
Restricted cash	26	26
Total cash, cash equivalents and restricted cash	$739	$3,623
Supplemental disclosure of cash flows:
Interest paid	$55	$35
Supplemental disclosures of non-cash investing and financing activities:
Debt discount for issuance of warrants	$29	$83
Deferred transaction costs in accounts payable and accrued liabilities	$1,817	$-
Deferred equity issuance costs included in accounts payable	$41	$-
Debt issuance costs included in accounts payable	$61	$-
Debt discount for beneficial conversion feature	$-	$628
Operating lease liabilities arising from obtaining right-of-use assets	$-	$472
Derivative liabilities issued with Series C Convertible Preferred Stock	$-	$79
Issuance of common stock upon conversion of preferred stock	$-	$36,910
Issuance of common stock upon conversion of debt and interest	$-	$5,974
Deemed dividend on modification of equity classified warrant	$-	$12
Issuance of promissory note for settlement of trade payables	$-	$100
Issuance of common stock for settlement of trade payables	$9	$11
Termination of tranche right liability issued with Series C Convertible Preferred Stock	$-	$(79)

The accompanying notes are an integral part of these financial statements.

8

Leading BioSciences, Inc.

Notes to Financial Statements

1.	Organization, Business and Basis of Presentation

Description of Business

Leading BioSciences, Inc. (“LBS” or the “Company”) is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative therapies to improve the lives of patients affected by a broad range of diseases and conditions triggered by gastrointestinal dysregulation. The Company is applying its knowledge and its industry experience to develop oral small-molecule drugs to maintain the integrity of the gut epithelial barrier, microbiome, and gut immune cells to improve acute and chronic Gastrobiome™-mediated outcomes. The Company’s initial focus is combatting the interruption of GI function (ileus) following major surgery to reduce recovery times and shorten patients’ length of stay in the hospital. The Company’s programs have the potential to prevent the formation of post-operative adhesions, as well as to address the myriad health conditions and complications associated with chronic disruption of the intestinal mucosal barrier. The Company was incorporated in the state of Delaware on September 6, 2011, and is based in Carlsbad, California.

On April 27, 2021, LBS completed an asset acquisition with Seneca Biopharma Inc. (“Seneca”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of December 16, 2020, (the “Merger Agreement”) by and among Seneca, Townsgate Acquisition Sub 1, Inc., a wholly owned subsidiary of Seneca (“Merger Sub”), and LBS, pursuant to which Merger Sub merged with and into LBS, with LBS surviving as a wholly owned subsidiary of Seneca (the “Merger”). Concurrent with the closing of the Merger, LBS outstanding common stock, common stock warrants and options for the purchase of LBS common stock (“common stock equivalents”) were exchanged for Seneca common stock, Seneca common stock warrants and options for the purchase of Seneca common stock at a ratio of 0.2719 shares of LBS common stock equivalents to one share of Seneca common stock equivalents (“the Exchange Ratio”), including the effects of Seneca’s one-for-six reverse stock split (“Reverse Stock Split”). The accompanying financial statements and notes thereto do not reflect the Exchange Ratio or Reverse Stock Split.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in the Company’s financial statements and notes. The most significant estimates in the Company’s financial statements relate to clinical trial accruals and valuation of derivative liabilities and stock-based compensation. Although these estimates are based on the Company’s knowledge of current events and actions it may undertake in the future, actual results may materially differ from these estimates and assumptions.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, the Chief Executive Officer, in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as one operating segment which consists of research and development activities.

Liquidity and Going Concern

The Company has a limited operating history and the sales and income potential of the Company’s business and market are unproven. The Company has experienced losses and negative cash flows from operations since its inception. At December 31, 2020, the Company had an accumulated deficit of $68.0 million and cash and cash equivalents of $713,000. The Company expects to continue to incur losses into the foreseeable future. The successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure.

Historically, the Company has funded its operations primarily through a combination of debt and equity financings. Management’s plans continue to be focused on raising additional capital or other financings, such as potential partnering events of the Company’s existing technology. However, no assurance can be given at this time as to whether the Company will achieve these objectives. Based on the Company’s current business plan, management believes that existing cash and cash equivalents will not be sufficient to fund the Company’s obligations for at least 12 months from the date of issuance of these financial statements. The Company’s ability to execute its operating plan depends on its ability to obtain additional funding through equity offerings, debt financings or potential licensing and collaboration arrangements. The financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. However, the Company’s current working capital, anticipated operating expenses and net losses raise substantial doubt about its ability to continue as a going concern for a period of one year following the date that these financial statements are issued. The financial statements do not include any adjustments for the recovery and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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The Company plans to continue to fund its operations through cash and cash equivalents on hand, as well as through the pre-Merger financing, future equity offerings, debt financings, other third-party funding, and potential licensing or collaboration arrangements. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to the Company. Even if the Company raises additional capital, it may also be required to modify, delay or abandon some of its plans, which could have a material adverse effect on the Company’s business, operating results and financial condition and the Company’s ability to achieve its intended business objectives. Any of these actions could materially harm the Company’s business, results of operations and future prospects.

COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID- 19 pandemic”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions and technical corrections to tax depreciation methods for qualified improvement property. The CARES Act also appropriated funds for the U.S. Small Business Administration Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19.

In April 2020, as a result of impacts and risks associated with the current COVID-19 pandemic, the Company paused enrollment and program activities surrounding the Company’s clinical trials. The COVID-19 pandemic has not affected the production or supply of the Company’s patent-protected therapeutic candidate, LB1148.

The COVID-19 pandemic may cause additional delays of the Company’s clinical trials or adversely impact the Company’s business. The Company cannot predict how legal and regulatory responses to concerns about COVID-19 or other major public health issues will impact the Company’s business, nor can it predict potential adverse impacts related to the availability of capital to fund the Company’s operations. Additionally, the Company’s workforce and outside consultants may also be affected, which could result in an adverse impact on the Company’s ability to conduct business. Any of these factors, alone or in combination with others, could harm the Company’s business, results of operations, financial condition or liquidity. However, the magnitude, timing, and duration of any such potential financial impacts cannot be reasonably estimated at this time.

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents represent cash available in readily available checking and money market accounts. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Restricted Cash

At each December 31, 2020 and 2019, the Company held restricted cash of $26,000 in a separate restricted bank account as collateral for the Company’s corporate credit card program. The Company has classified these deposits as long-term restricted cash on its balance sheets.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions and in money market accounts, and at times balances may be in excess of federally insured limits. Management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held nor has the Company experienced any losses in these accounts.

Deferred Transaction Costs

Deferred Transaction Costs consists of the direct and incremental costs incurred by the Company related to the acquisition of the assets under the Merger Agreement (See Note 14 – Subsequent Events). These costs represent legal, accounting and other direct costs related to the Company’s efforts to complete a reverse merger. As of December 31, 2020, deferred transaction costs were approximately $1.8 million.

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Property and Equipment, Net

Property and equipment, which consist of computers, are stated at cost less accumulated depreciation. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets (approximately three years). Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred.

Right-of-Use Assets and Lease Liabilities

The Company assesses whether a contract is or contains a lease at contract inception. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company applies a single recognition and measurement approach for all leases, except for short-term leases. The Company recognizes lease liabilities representing obligations to make lease payments and right-of-use assets representing the right to use the underlying assets.

The Company has an operating lease for its facility. Beginning January 1, 2019, the Company adopted ASU No. 2016-02, Leases (“Topic 842”), which amended the existing accounting standards for the accounting for leases. Most significant among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases under current U.S. GAAP. The Company adopted the new lease standard using the modified-retrospective method, which did not result in a cumulative effect adjustment to accumulated deficit at the beginning of 2019. In connection with the adoption, the Company has elected to utilize the package of practical expedients, including: (i) not reassess the lease classification for any expired or existing leases; (ii) not reassess the treatment of initial direct costs as they related to existing leases; and (iii) not reassess whether expired or existing contracts are or contain leases. The adoption of the new lease standard had a material effect on the Company’s balance sheets; however, it did not have a material effect on its statements of operations and statements of cash flows. Upon adoption, the Company recorded ROU assets, current portion of lease liabilities and non-current portion of lease liabilities in its balance sheets of $472,000, $129,000 and $327,000, respectively. See Note 10—Commitments and Contingencies.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at the commencement date. The Company uses the implicit discount rate when readily determinable; however, as none of the Company’s leases provides an implicit rate, the Company uses the estimated incremental borrowing rate (the rate the Company would incur at lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term) based on the information available at commencement date in determining the present value of lease payments. At commencement, the operating lease ROU asset equals the lease liability adjusted for accrued or prepaid lease payments and lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise the option. Lease expense is recognized on a straight-line basis over the lease term.

The Company considers payments for common area maintenance, real estate taxes and management fees to be variable non-lease components, which are expensed as incurred. The Company elected to not separate lease and non-lease components of its operating leases in which it is the lessee and lessor.

Practical expedients elected

The Company has elected to apply the following practical expedients:

•	Short-term lease recognition exemption (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). Lease payments on short-term leases are recognized as expense on a straight-line basis over the lease term.

•	Combining lease and non-lease components into a single component for all classes of underlying assets.

•	The effective date transition method practical expedient which included the package of practical expedients that permits companies to not re-assess lease classification for leases which were in existence as of the new lease standard adoption date and to not re-assess the initial direct costs capitalization conclusions which existed prior to the new lease standard adoption date.

Convertible Preferred Stock

The Company’s convertible preferred stock has been classified as temporary equity, instead of permanent equity within stockholders’ deficit, in the balance sheets, in accordance with authoritative guidance for the classification and measurement of potentially redeemable securities as the stock conditionally redeemable upon certain change in control events outside of the Company’s control, including the liquidation, sale or transfer of control of the Company. Upon such change in control events the holders of the convertible preferred stock can cause its redemption.

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The Company did not adjust the carrying values of the convertible preferred stock to its redemption value as of December 31, 2020 or 2019, since a liquidation event was not probable of occurrence. Subsequent adjustments to increase or decrease the carrying values to the ultimate liquidation values will be made only if, and when, it becomes probable such a liquidation event will occur.

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash equivalents, accounts receivable, restricted cash, accounts payable, accrued liabilities, debt and derivative liabilities. The carrying amounts of financial instruments such as cash equivalents, accounts receivable, restricted cash, accounts payable, and accrued liabilities approximate their related fair values due to the short-term nature of these instruments. The carrying value of the Company’s current and non-current debt approximates its fair value due to the market rate of interest. The Company’s derivative financial instruments are carried at fair value based on unobservable market inputs. None of the Company’s non-financial assets or liabilities are recorded at fair value on a non-recurring basis.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company values its derivatives using the Black-Scholes option-pricing model or other acceptable valuation models, including Monte Carlo simulations. Derivative instruments accounted for as liabilities are valued at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities, is re-assessed at the end of each reporting period.

The Company reviews the terms of convertible and secured debt, equity instruments and other financing arrangements to determine whether there are embedded derivative features, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Additionally, in connection with the issuance of financing instruments, the Company may issue freestanding options and warrants, including options or warrants to non-employees in exchange for consulting or other services performed.

The Company accounts for common stock warrants in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC Topic 815, Derivatives and Hedging (“ASC 815”). Based upon the provisions of ASC 815, the Company accounts for common stock warrants as liabilities if the warrant requires net cash settlement or gives the holder the option of net cash settlement or it fails the equity classification criteria. The Company accounts for common stock warrants as equity if the contract requires physical settlement or net physical settlement or if the Company has the option of physical settlement or net physical settlement and the warrants meet the requirements to be classified as equity. Common stock warrants classified as liabilities are initially recorded at fair value and remeasured at fair value each balance sheet date with the offset adjustments recorded in change in fair value of warrant liability within the statements of operations. Common stock warrants classified as equity are initially measured at fair value on the grant date and are not subsequently remeasured.

Revenue Recognition

The Company has entered into research and development collaborations, which may include research and development services and licenses of internally developed technologies. The Company recognizes revenues when customers obtain control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods or services. The Company recognizes revenues following the five-step model prescribed under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”): (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation.

Identify the Contract with a Customer

A customer is a party that has entered into a contract with the Company, where the purpose of the contract is to obtain a product or a service that is an output of the Company’s ordinary activities in exchange for consideration. To be considered a contract, (i) the contract must be approved (in writing, orally, or in accordance with other customary business practices), (ii) each party’s rights regarding the product or the service to be transferred can be identified, (iii) the payment terms for the product or the service to be transferred can be identified, (iv) the contract must have commercial substance (that is, the risk, timing or amount of future cash flows is expected to change as a result of the contract), and (v) it is probable that the Company will collect substantially all of the consideration to which it is entitled to receive in exchange for the transfer of the product or the service.

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Identify the Performance Obligations in the Contract

A performance obligation is defined as a promise to transfer a product or a service to a customer. The Company identifies each promise to transfer a product or a service (or a bundle of products or services, or a series of products and services that are substantially the same and have the same pattern of transfer) that is distinct. A product or a service is distinct if both (i) the customer can benefit from the product or the service either on its own or together with other resources that are readily available to the customer and (ii) the Company’s promise to transfer the product or the service to the customer is separately identifiable from other promises in the contract. Each distinct promise to transfer a product or a service is a unit of accounting for revenue recognition. The determination of whether performance obligations in a contract are distinct may require significant judgment. If a promise to transfer a product or a service is not separately identifiable from other promises in the contract, such promises should be combined into a single performance obligation.

Determine the Transaction Price

The transaction price is the amount of consideration the Company is entitled to receive in exchange for the transfer of control of a product or a service to a customer. To determine the transaction price, the Company considers the existence of any significant financing component, the effects of any variable elements, noncash considerations and consideration payable to the customer. If a significant financing component exists, the transaction price is adjusted for the time value of money. If an element of variability exists, the Company must estimate the consideration it expects to receive and uses that amount as the basis for recognizing revenue as the product or the service is transferred to the customer. There are two methods for determining the amount of variable consideration: (i) the expected value method, which is the sum of probability-weighted amounts in a range of possible consideration amounts, and (ii) the mostly likely amount method, which identifies the single most likely amount in a range of possible consideration amounts.

Payments received under commercial arrangements, such as licensing technology rights, may include non-refundable fees at the inception of the arrangements, co-development reimbursements, milestone payments for specific achievements designated in the agreements, and royalties on the sale of products. At the inception of arrangements that include milestone payments, we use judgment to evaluate whether the milestones are probable of being achieved and we estimate the amount to include in the transaction price using the most likely method. If it is probable that a significant revenue reversal will not occur, the estimated amount is included in the transaction price. Milestone payments that are not within our or the licensee’s control, such as regulatory approvals, are not included in the transaction price until those approvals are received. At the end of each reporting period, we re-evaluate the probability of achievement of development milestones and any related constraint and, as necessary, we adjust our estimate of the overall transaction price. Any adjustments are recorded on a cumulative catch-up basis, which would affect revenues and earnings in the period of adjustment. To date, we have not recognized any material cumulative catch-up adjustments from changes in our estimate of the transaction price.

Allocate the Transaction Price to the Performance Obligations in the Contract

If a contract has multiple performance obligations, the Company allocates the transaction price to each distinct performance obligation in an amount that reflects the consideration the Company is entitled to receive in exchange for satisfying each distinct performance obligation. For each distinct performance obligation, revenue is recognized when (or as) the Company transfers control of the product or the service applicable to such performance obligation.

Recognize Revenue

The Company recognizes revenue when, or as, it satisfies a performance obligation by transferring a promised good or service to a customer and the customer obtains control of the good or service. Revenue related to the grant of a license that is a distinct performance obligation and that is deemed to be functional IP is recognized at the point in time that the Company has the right to payment for the license, the customer has legal title to the license and can direct the use of the license, the customer has the significant risks and rewards of ownership of the license and the customer has accepted the asset (i.e., license) by signing the license agreement.

Research and Development Costs

Research and development expenses consist primarily of salaries and other personnel related expenses including stock-based compensation costs, preclinical costs, clinical trial costs, costs related to acquiring and manufacturing clinical trial materials, and contract services. All research and development costs are expensed as incurred.

Clinical Trial Expenses

Expenses related to clinical studies are based on estimates of the services received and efforts expended pursuant to the Company’s contract arrangements. The financial terms of these agreements are subject to negotiation, vary from contract to contract and may result in uneven payment flows. There may be instances in which payments made to the Company’s service providers will temporarily exceed the level of services provided and result in a prepayment of the clinical expense. Payments under some of these contracts depend on factors such as the successful enrollment of patients, site initiation and the completion of clinical milestones. The Company makes estimates of its accrued expenses as of each balance sheet date in its financial statements based on facts and circumstances known at that time. In accruing service fees, the Company estimates the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from its estimate, the Company adjusts the accrual or prepaid expense balance accordingly. Historically, the Company’s estimated accrued liabilities have materially approximated actual expense incurred. Clinical trial expenses are included in research and development expense.

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Patent Costs

Costs related to filing and pursuing patent applications (including direct application fees, and the legal and consulting expenses related to making such applications) are expensed as incurred, as recoverability of such expenditures is uncertain. Patent costs are included in general and administrative expenses.

Debt Issuance Costs

Debt issuance costs incurred to obtain debt financings are deferred and are amortized over the term of the debt using the effective interest method. Debt issuance costs are recorded as a reduction to the carrying value of the debt and are amortized to interest expense in the statements of operations.

Income Taxes

The Company follows the FASB’s ASC 740, Income Taxes, or ASC 740, in reporting deferred income taxes. ASC 740 requires a company to recognize deferred tax assets and liabilities for expected future income tax consequences of events that have been recognized in the Company’s financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in the years in which the temporary differences are expected to reverse. Valuation allowances are provided if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions pursuant to ASC 740, which prescribes a recognition threshold and measurement process for financial statement recognition of uncertain tax positions taken or expected to be taken in a tax return. If the tax position meets this threshold, the benefit to be recognized is measured as the tax benefit having the highest likelihood of being realized upon ultimate settlement with the taxing authority. The Company recognizes interest accrued related to unrecognized tax benefits and penalties in the provision for income taxes.

Stock-Based Compensation

Stock-based compensation expense represents the cost of the grant date fair value of employee and non-employee stock option grants recognized over the requisite service period of the awards (usually the vesting period) on a straight-line basis. The Company recognizes forfeitures as they occur. The Company estimates the fair value of employee and non-employee stock option grants using the Black-Scholes option pricing model.

Net Loss Per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. The Company’s Series C convertible preferred stock (the "Convertible Preferred Stock"), and the Senior Secured Promissory Note Warrants issued in the pre-merger financing contain non-forfeitable rights to dividends with the common stockholders, and therefore are considered to be participating securities. The Convertible Preferred Stock and the warrants do not have a contractual obligation to fund the losses of the Company; therefore, the application of the “two class method” is not required when the Company is in a net loss position.

Diluted loss per share is computed using the more dilutive of the two class method or the treasury stock and if-converted methods. Dilutive earnings per share under the two class method is calculated by dividing net income available to common stockholders as adjusted for the participating impacts of the participating securities, by the weighted-average number of shares outstanding plus the dilutive impact of all other potential dilutive common shares. Dilutive earnings per share under the treasury stock and if-converted methods is calculated by dividing net income available to common stockholders by the weighted-average number of shares outstanding plus the dilutive impact of all potential dilutive common shares. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding as inclusion of the potentially dilutive securities would be antidilutive.

The Company has calculated basic and diluted loss per share as follows (in thousands):

	Year Ended December 31,
	2020	2019
Numerator:

Net loss	$(10,322)	$(10,052)
Deemed dividend on freestanding warrant down round trigger	-	(12)
Numerator for basic and diluted EPS	$(10,322)	$(10,064)

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The following potential common shares were excluded from diluted net loss per share because the effects would have been antidilutive:

	Year ended December 31,
	2020	2019
Employee stock options	30,410,243	27,550,730
Warrants for common stock	7,202,462	3,671,775
Series A1 convertible preferred stock*	-	1,927,397
Series A2 convertible preferred stock*	-	1,799,671
Series B1 convertible preferred stock*	-	4,406,240
Series C convertible preferred stock	11,674,131	8,117,627
2017 convertible notes*	-	1,228,280
2018 convertible notes*	-	261,088
	49,286,836	48,962,808

*The calculation of this dilutive instrument's weighted-average term outstanding for the year ended December 31, 2019 includes the pro-rated term for the period January 1, 2019 through March 8, 2019, at which point these instruments all converted into common stock of the Company (“the Common Stock”) pursuant to the Series C Financing (as defined below) (Note 6), which is not relevant to the year-ended December 31, 2020.

Comprehensive Loss

Comprehensive loss is defined as a change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company’s comprehensive loss was the same as its reported net loss for all periods presented.

Recently Adopted Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, Changes to the Disclosure Requirements for Fair Value Measurement, which modifies certain disclosure requirements on fair value measurements. As required by ASU 2018-13, we adopted this ASU effective January 1, 2020. The adoption of ASU No. 2018-13 did not have a material impact on the Company's financial position, results of operations or cash flows.

In November 2018, the FASB issued ASU 2018-18, which clarifies the interaction between ASC Topic 808, Collaborative Arrangements, and ASC Topic 606, Revenue from Contracts with Customers. The guidance, among other items, clarifies certain transactions between collaborative participants should be accounted for as revenue under Topic 606 when the collaborative arrangement participant is a customer in the context of a unit of account. As required by ASU 2018-18, we adopted this ASU effective January 1, 2020. The adoption of ASU No. 2018-18 did not have a material impact on the Company's financial position, results of operations or cash flows.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments— Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The ASU introduced a new credit loss methodology, the Current Expected Credit Losses (“CECL”) methodology, which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL methodology utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to maturity debt securities, trade receivables and other receivables measured at amortized cost at the time the financial asset is originated or acquired. Subsequent to the issuance of ASU 2016-13, the FASB issued several additional ASUs to clarify implementation guidance, provide narrow-scope improvements and provide additional disclosure guidance. In November 2019, the FASB issued an amendment making this ASU effective for fiscal years beginning after December 15, 2022 for smaller reporting companies. The Company is currently evaluating the potential impact that this standard may have on its financial statements and related disclosures.

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In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in accounting standards. The amendments in the ASU are effective for fiscal years beginning after December 15, 2020, including interim periods therein. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. We did not early adopt this ASU. The Company is currently evaluating the impact of the adoption of this standard on its financial statements.

In August 2020, FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which, among other things, provides guidance on how to account for contracts on an entity’s own equity. This ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. Specifically, the ASU eliminated the need for the Company to assess whether a contract on the entity’s own equity (1) permits settlement in unregistered shares, (2) whether counterparty rights rank higher shareholder’s rights, and (3) whether collateral is required. In addition, the ASU requires incremental disclosure related to contracts on the entity’s own equity and clarifies the treatment of certain financial instruments accounted for under this ASU on earnings per share. This ASU may be applied on a full retrospective or modified retrospective basis. For smaller reporting companies, this ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption of the ASU is permitted for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the potential impact that this standard may have on its financial statements and related disclosures.

3.	Balance Sheet Details

Accrued liabilities consisted of the following (in thousands):

	December 31,
	2020	2019

Accrued accounts payable	$1,018	$26
Accrued clinical trial costs	875	83
Accrued director stipends	759	218
Accrued other	88	5
	$2,740	$332

4.	Fair Value Measurements

The Company follows ASC 820-10, Fair Value Measurements and Disclosures, which among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement determined based on assumptions that market participants would use in pricing an asset or liability. The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

As a basis for considering such assumptions, a three-tier fair value hierarchy has been established, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities;
•	Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
•	Level 3: Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions, which reflect those that a market participant would use.

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As of December 31, 2019, the Company did not have any financial assets or liabilities carried at fair value. As of December 31, 2020, the Company did not hold any financial assets or Level 1 or Level 2 financial liabilities. As of December 31, 2020, Level 3 financial liabilities measured at fair value consisted solely of the Company’s warrant liability issued in conjunction with its Senior Secured Promissory Notes (Note 5 - Debt). The fair value of the Senior Secured Note Warrant liability as of December 31, 2020 was $1.8 million.

As discussed in Note 5 - Debt, the Company entered into the 2018 Convertible Notes (as defined below) agreement providing warrants related to such financing event that met the definition of a derivative instrument in accordance with ASC 815 (the “Derivative Liability”). The Derivative Liability was required to be recorded at its estimated fair value initially and on a recurring basis (“the 2018 Liability Classified Warrants”). An initial fair value valuation was performed at issuance in October 2018. As further discussed in Note 5 - Debt, these warrants were exchanged for new warrants in contemplation of the Series C Financing (as defined below) in March 2019 and met the requirements for equity classification. Accordingly, the Derivative Liability was remeasured immediately before reclassification with a credit to earnings for the change in fair value.

The fair value of the 2018 Liability Classified Warrants was determined based on a probability-weighted valuation model of the various embedded features of the Company’s outstanding debt and equity instruments. The fair value is subjective and is affected by changes in inputs to the valuation model including management’s assumptions regarding estimates of timing and the probability of each embedded conversion feature occurring. Changes in these assumptions can materially affect the fair value.

As described in Note 6 – Stockholders’ Deficit, in connection with the Series C Financing, the lead investor of the Series C Financing purchased the right to purchase additional shares of Series C convertible preferred stock (“Additional Tranche Right”). The fair value of Additional Tranche Right was determined based on a probability-weighted valuation model and recorded as a Tranche Liability. As noted in Note 6 – Stockholders’ Deficit, the investor exercised this right in 2019 and the obligation was no longer outstanding as of December 31, 2019.

During 2020, the fair value, $1.9 million, of the Senior Secured Promissory Note warrant liability was determined using a Monte Carlo simulation model that considered: (i) the starting stock price of $0.4816, (ii) certain key event dates such expected capital financings, (iii) expected re-levered volatility of approximately 87 percent, (iv) risk-free interest rate of one-half percent, (v) contractual terms of approximately six years and (vi) a zero percent dividend rate. The exercise price reset features embedded in the warrants were valued using a Monte Carlo based valuation model. The Monte Carlo valuation technique was utilized because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) that are necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Because derivative financial instruments are initially and subsequently carried at fair values, the Company’s income will reflect the volatility in these estimate and assumption changes. The fair value is subjective and is affected by changes in inputs to the valuation model including management’s assumptions regarding estimates of timing and the probability of each embedded conversion feature occurring. Changes in these assumptions can materially affect the fair value. Changes in fair value are recognized as a component of other income (expense) in the statement of operations.

The following table summarizes the activity of the Company’s Level 3 derivative liabilities (in thousands):

	Warrant Liability	Tranche Liability
Opening value at January 1, 2019	$176	$—
Initial fair value at the original issuance date	83	79
Change in fair value during the period	(158)	—
Settlement of derivative liabilities	(101)	(79)
Ending value at December 31, 2019	—	—
Initial fair value at the original issuance date	1,868	—
Change in fair value during the period	(38)	—
Ending value at December 31, 2020	$1,830	$—

5.	Debt

Debt consisted of the following as of December 31, 2020 and 2019 (in thousands):

	December 31,	December 31,
	2020	2019
Financing agreement	$22	$-
Unsecured promissory notes	231	100
Related party note	510	-
Senior Secured debt	1,677	-
Paycheck Protection Program Loan	279	-
Total debt	2,719	100
Less: Unamortized debt discounts	(1,578)	-
Total debt, net	1,141	100
Less: current portion of debt	(1,047)	(100)
Non-current portion of debt	$94	$-

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Financing Agreements

In June and October 2020, the Company entered into agreements to finance certain insurance policies (“the Financing agreements”). The Financing Agreements have a stated interest rate of 8.35%, are payable over ten months and are secured by the Company’s insurance policies. As of December 31, 2020, the aggregate remaining balance due under the Financing Agreements was $22,000.

Unsecured Promissory Notes

December 2019 Note

On December 18, 2019, the Company issued an unsecured promissory note for a principal sum of $100,000 to a consultant as payment for consulting services performed in 2019 (“the December 2019 Note”). The December 2019 Note had a maturity date in December 2020. The outstanding principal under the December 2019 note accrues interest at the annual rate of five percent simple interest. All principal plus accrued interest on the note is due and payable the earlier of the date which the Company closes on five million or more in revenue or gross financing proceeds or the maturity date. On December 18, 2020 (“the Amendment Effective Date”), the Company and the consultant mutually agreed to amend the terms of the December 2019 Note to extend the maturity date from December 18, 2020 to March 19, 2021. No other terms of the December 2019 Note were modified. Under the terms of the amendment, the Company had to pay the accrued and unpaid interest of $5,000, through the Amendment Effective Date and will continue to accrue through the amended maturity date. See Note 14 – Subsequent Events for an additional amendment to further extend the maturity date of the December 2019 Note to June 19, 2021.

As of December 31, 2020 and 2019, the outstanding balance on the note, including accrued interest, was $105,000 and $100,000, respectively, which is reported within the current portion of debt on the balance sheets. The Company determined that the present value in the change of cash flows was not greater than ten percent and therefore the amendment was accounted for as a modification. Upon the occurrence of certain Events of Default, including but not limited to the Company’s failure to satisfy its payment obligations under the note or the breach of certain non-financial covenants under the note, the lender will have the right, among other remedies, to declare all unpaid balance immediately due and payable.

July 2020 Note

On July 9, 2020, the Company issued an unsecured promissory note for a principal sum of $125,000 with an original issue discount of 20 percent (“the July 2020 Note”). There were no issuance costs related to this transaction. Interest accrues on the unpaid principal amount at a rate equal to ten percent per annum, compounded annually. Principal and any accrued but unpaid interest under this note shall be due and payable upon demand of the holder at any time following the earlier to occur of (a) the date on which the Company receives at least $1,250,000 in gross proceeds from the issuance of equity securities or securities convertible into or exercisable for equity securities or (b) the 120th day following the issuance date of the note. In connection with the July 2020 Note, the Company issued the noteholder a warrant to purchase 25,000 shares of common stock, $0.001 par value per share.  The warrants have an exercise price of $0.73 per share, are immediately exercisable and will expire ten years from the grant date. On November 6, 2020, the Company and the lender mutually agreed to extend the maturity date of the July 2020 Note for an additional 120 days, or through March 6, 2021. No other terms of the original agreement were amended. The Company paid all outstanding accrued interest, which approximated $4,000, in conjunction with amendment and interest will continue to accrue at the original stated interest rate. See Note 14 – Subsequent Events for an additional amendment to further extend the maturity date of the July 2020 Note to June 6, 2021.

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As of December 31, 2020, the outstanding balance of the note, including accrued interest, was $126,000.  The Company determined that the present value in the change of cash flows was not greater than 10 percent and therefore the amendment was accounted for as a modification.

October 2020 Note

On October 16, 2020, the Company issued an unsecured promissory note to the Yuma Regional Medical Center for a principal sum of $500,000 with an original issue discount of 10 percent. Interest accrues on the unpaid principal amount at a rate equal to 10 percent per annum, compounded annually. The note is due and payable 180 days from the issuance date, or April 14, 2021. See Note 7 – Common Stock Warrants for details of the warrants issued with the October 2020 Note and Note 14 – Subsequent Events for details related to the October 2020 Note Amendment.

As of December 31, 2020, the outstanding balance of the note, including accrued interest, was $510,000.

2017 Convertible Notes and Warrant Agreement

In 2017, the Company issued $2,775,000 aggregate principal amount of Convertible Senior Secured Promissory Notes (“2017 Convertible Notes”). A beneficial conversion feature was recognized upon issuance of the 2017 Convertible Notes. Issuance costs related to the transaction were immaterial. See Note 12 – Related Party Transactions for additional amounts of 2017 Convertible Notes issued. During the first half of 2018, the Company issued an additional $225,000 aggregate principal amount of 2017 Convertible Notes. The 2017 Convertible Notes had an original maturity date of June 30, 2018 and accrued interest at a rate of eight percent per annum. The Company, at its election, had the option to pay interest monthly or accrue the interest and pay it upon maturity.

In connection with the issuance of the 2017 Convertible Notes, the Company recognized an aggregate Beneficial Conversion Feature (“BCF”) charge of approximately $1.3 million. The BCF was recognized as debt discount and accreted to interest expense over the life of the 2017 Convertible Notes using the effective interest method, until conversion in March 2019. The Company recorded $38,000 and $0.8 million of interest expense related to the amortization of the debt discount associated with the BCF for the year ended December 31, 2019, which included the accretion of $26,000 representing the remaining unrecognized debt discount associated with the BCF upon conversion.

As a condition to and immediately prior to the first closing of the Series C financing in March 2019, the holders of the 2017 Convertible Notes agreed to convert their notes (including all principal and accrued interest) into 7,472,085 shares of Common Stock. The conversion into Common Stock was accounted for as a conversion and the remaining unamortized discount of $96,000 was accelerated and recorded to interest expense upon conversion. See Note 7 – Common Stock Warrants for details of the warrants issued with the 2017 Convertible Notes.

2018 Secured Notes and Warrant Agreement

In March 2018, the Company entered into Secured Notes and Warrant Agreement (“2018 Notes Agreement”) with several investors (collectively “the Lenders”) for up to a maximum aggregate amount of $1,250,000, pursuant to which the Lenders agreed to lend the Company $950,000 in a series of secured promissory notes (“2018 Secured Notes”). See Note 12 – Related Party Transactions for additional amounts of 2018 Secured Notes issued. The Company’s obligations under the 2018 Secured Notes Agreement were secured by a lien and security interest in the Company’s intellectual property. All the 2018 Secured Notes ranked pari passu in respect to payment of principal and interest upon any dissolution, liquidation or winding up of the Company.

The outstanding principal amount of the 2018 Secured Notes bore interest at a rate of 15 percent per annum. Interest accrued and was payable monthly to the Lenders from the date of issuance until such date on which the entire principal balance outstanding was paid in full or on the maturity date, March 31, 2019.

The original terms of the 2018 Secured Notes Agreement did not allow for conversion into any of the Company’s stock. As a condition to and immediately prior to the Series C Financing, the holders of the 2018 Secured Notes agreed to convert their notes into 2,107,384 shares of Common Stock of the Company. This conversion was accounted for as a debt extinguishment resulting in a loss on extinguishment of $429,000 recognized for the year ended December 31, 2019 based upon the fair value of the shares of Common Stock received upon extinguishment. See Note 7 – Common Stock Warrants for details of the warrants issued with the 2018 Notes Agreement.

2018 Convertible Notes and Warrant Agreement

In 2018, the Company issued $570,000 aggregate principal amount of Convertible Senior Secured Promissory Notes (“2018 Convertible Notes”). In 2019, the Company issued an additional $270,000 aggregate principal amount of 2018 Convertible Notes. The 2018 Convertible Notes had an original maturity date of January 1, 2020 and accrued simple interest at a rate of eight percent per annum, which was due and payable on the maturity date.

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Upon the consummation of an equity financing in which the Company raised at least five million (excluding the conversion of prior convertible notes and any other outstanding indebtedness to the Company), the holders will have the option to convert all (but not less than all) of the 2018 Convertible Notes plus any accrued but unpaid interest into the same securities comprising a successful equity event, at a price per share of 80 percent of the lowest issue price paid per share of such other securities.

The 2018 Convertible Notes converted in connection with the Series C Financing in March 2019. As a condition to and immediately prior to the Series C Financing, the holders of the 2018 Convertible Notes agreed to convert their notes (including all principal and accrued interest) into 1,900,279 shares of Common Stock. The conversion was accounted for as a debt extinguishment with a loss on extinguishment of $592,000 recognized for the year ended December 31, 2019. See Note 7 – Common Stock Warrants for details of the warrants issued with the 2018 Convertible Notes.

Senior Secured Promissory Note

In connection with the transactions contemplated by the Merger, on December 16, 2020, (i) the Company entered into a securities purchase agreement with an institutional investor (the “Investor”) pursuant to which, among other things, the Company agreed to issue senior secured promissory notes in the aggregate principal amount of up to $5.0 million, in exchange for an aggregate purchase price of up to $3.75 million, representing an aggregate original issue discount of up to $1.25 million (the “Senior Secured Promissory Notes”) and warrants (“Senior Secured Promissory Note Warrants”) to purchase shares of the Company’s common stock, and (ii) Seneca and the Company entered into a separate securities purchase agreement with the Investor pursuant to which, among other things, the Investor agreed to invest $20.0 million in cash and cancel any outstanding principal and interest on the Senior Secured Promissory Notes immediately prior to the closing of the Merger in exchange for shares of Series 1 Preferred Stock of the Company to be issued immediately prior to the closing of the Merger and warrants to purchase shares of Seneca’s common stock to be issued after the closing of the Merger, in private placement transactions. The Senior Secured Promissory Notes had a first closing on December 17, 2020 and a second closing on February 1, 2021 resulting in the issuance of $1.7 million in aggregate principal of Senior Secured Promissory Notes and Senior Secured Promissory Note Warrants to acquire 3,460,687 shares of common stock, with an exercise price of $0.4816 per share, at each closing. The third closing was at a date to be determined by the Company between March 16, 2021 and the closing of the merger. The Company did not elect to draw down the third tranche. At issuance of the first tranche, the fair value of the Senior Secured Promissory Note Warrants exceeded the debt proceeds resulting in a $0.8 million loss on issuance of debt. The debt was recognized at a zero-dollar carrying value and is being accreted to the principal amount of the debt, on a straight-line basis, through a charge to interest expense in the statement of operations.

The following table sets summarizes outstanding amounts associated with the Senior Secured Promissory Notes (in thousands):

	Principal	Unamortized Debt Discount	Carrying Value	Accrued Interest
December 31, 2020	$1,667	$(1,537)	$130	$10

The following table sets forth the interest expense recognized related to the Company’s debt (in thousands):

	December 31,	December 31,
	2020	2019
Contractual interest expense	$42	$49
Non-cash interest expense	193	201
Total interest expense	$235	$250

Paycheck Protection Program (“PPP”)

In April 2020, the Company applied for and received $279,000 from the PPP (the “PPP Loan”) as government aid for payroll, rent and utilities. There were no issuance costs related to this transaction. The PPP Loan accrues simple interest at a rate of one percent per annum and has an original maturity date of April 2022. Payments of principal and interest are deferred for the ten-month period following the loan forgiveness period, which is defined as the 8-week or 24-week period following the loan origination date, at which time the loan balance is payable in monthly installments unless the Company applies for, and receives, forgiveness in accordance with the CARES Act and the terms of the loan executed by the Company and its lender.

The application for these funds required the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further required the Company to take into account its current business activity and its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The certification made by the Company did not contain any objective criteria and is subject to interpretation. Based in part on the Company’s assessment of other sources of liquidity, the uncertainty associated with future revenues created by the COVID-19 pandemic and related governmental responses, and the going concern uncertainty reflected in the Company’s financial statements, the Company believed in good faith that it met the eligibility requirements for the PPP Loan. If, despite the good-faith belief that given the Company’s circumstances all eligibility requirements for the PPP Loan were satisfied, it is later determined that the Company had violated any applicable laws or regulations or it is otherwise determined the Company was ineligible to receive the PPP Loan, it may be required to repay the PPP Loan in its entirety and/or be subject to additional penalties and potential liabilities.

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On June 5, 2020, the Paycheck Protection Program Flexibility Act (the “PPP Flexibility Act”) was signed into law, extending the PPP Loan forgiveness period from 8 weeks to 24 weeks after loan origination, reducing the required amount of payroll expenditures from 75 percent to 60 percent, removing the prior ban on borrowers taking advantage of payroll tax deferral after loan forgiveness and allowing for the amendment of the maturity date on existing loans from two years to five years.

In December 2020, the Company filed its application for forgiveness of the PPP Loan. The PPP Loan’s outstanding debt and accrued interest balance is reported on the balance sheet as of and December 31, 2020, of which approximately $185,000 is due within 12 months and is reported in current portion of debt, net. See Note 14 – Subsequent Events, for additional information regarding the PPP Loan.

Future Minimum Debt Payments

The following table summarizes future minimum debt payments as of December 31, 2020 (in thousands):

Future Debt Payments
Fiscal year
2021	$2,625
2022	94
2023	-
2024	-
2025 and thereafter	-
Total debt maturities	2,719
Less: debt discounts	(1,578)
Total future minimum payments	1,141
Less: current portion of debt	(1,047)
Non-current portion of debt	$94

6.	Stockholders’ Deficit

Series C Convertible Preferred Stock

On March 8, 2019, the Company entered into an agreement with a lead investor for the purchase and sale, of up to an aggregate of 30 million shares of Series C for net proceeds of $9.8 million, net of issuance costs of $215,000, in two closings (the “Series C Financing”). On March 8, 2019, the Company completed the initial closing, which was comprised of 8,398,656 shares of Series C at an offering price of $0.893 per share. Contemporaneous with the initial closing, the lead investor agreed to purchase 2,799,552 additional shares of Series C at an offering price of $0.893 at a future date (“Additional Tranche Right”). The lead investor exercised such right on August 15, 2019. The Company issued 1,500,000 warrants to purchase common stock at an exercise price of $1.12 per share in connection with the first closing and issued 500,000 warrants to purchase common stock at exercise price of $1.12 per share in connection with the second closing. The warrants were classified as equity and were measured using a Black-Scholes valuation model.

At issuance, the Additional Tranche Right met the criteria for liability classification under ASC 480. The Company valued the Additional Tranche Right at $79,000 and recorded this right as a liability on the balance sheets. As of December 31, 2019, the Additional Tranche Right was no longer outstanding.

As of December 31, 2019, in addition to the Series C issued to the lead investor, the Company had issued 475,923 shares of Series C to other investors for net proceeds of $425,000. The Company issued 35,000 warrants to purchase common stock at an exercise price of $1.12 per share to these other investors. The warrants were classified as equity and were measured using a Black-Scholes valuation model.

Dividends

From and after the date of the issuance of any shares of Series C, dividends at the rate of eight percent (8 percent) per annum of the Original Issue Price (as defined below) shall accrue on such shares of Series C (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C). The “Original Issue Price” shall mean $0.893 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C. Accruing dividends shall accrue from day to day, whether or not declared, and shall not be cumulative; provided however, that such accruing dividends shall be payable only when, as, and if declared by the board of directors of the Corporation and the Corporation shall be under no obligation to pay such accruing dividends. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stocks) unless the holders of the Series C then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series C then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders or, in the case of a deemed liquidation event, out of the consideration payable to stockholders in such deemed liquidation event or the available proceeds, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to one times (1x) the Original Issue Price, plus any dividends declared but unpaid thereon (the “Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company or deemed liquidation event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C the full Liquidation Preference, the holders of shares of Series C shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series C is subject to redemption upon the occurrence of uncertain events, such as change in control, not solely within the Company’s control. Accordingly, the Series C is included within temporary equity on the balance sheets. The Company does not consider the change in control to be probable and accordingly the Company does not adjust the Series C Preferred Stock to redemption value. The liquidation preference of the Series C as of each December 31, 2020 and 2019 was $10.4 million.

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Voting

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

Conversion

Each share of Series C shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” of the Series C Preferred Stock shall initially be equal to $0.893.

Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least one-and-a-half times (1.5x) the Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40.0 million of gross proceeds, (b) the closing of a merger or other business combination with an existing public company that results in at least $35.0 million of cash and cash equivalents on the surviving company’s balance sheets as of the closing date of such transaction, or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the required holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Series C shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated and (ii) such shares may not be reissued by the Company.

Common Stock

In March 2019, as a condition to and immediately prior to the initial closing of the Series C Financing, all previously outstanding shares of the Company’s Series A1, A2 and B1 Convertible Preferred Stock converted into shares of Common Stock at the existing conversion rates of 2.0, 6.0 and 2.0408, respectively.

Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of preferred stock.

After payment of any dividends on Convertible Preferred Stock, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors may from time to time determine. Holders of Common Stock will share equally on a per share basis in any dividend declared by the board of directors. The Company has not paid any dividends on Common Stock and do not anticipate paying any cash dividends on such stock in the foreseeable future. In the event of a merger or consolidation, all holders of Common Stock will be entitled to receive the same per share consideration.

As of December 31, 2020 and 2019, the Company had reserved shares of Common Stock, on an as-if converted basis, for issuance as follows (in thousands):

	December 31,	December 31,
	2020	2019
Series C convertible preferred stock outstanding	11,674	11,674
Common stock options outstanding	30,410	27,551
Common stock warrants outstanding	7,202	3,672
Common stock options available for issuance under the Plan	4,181	7,040
Total	53,467	49,937

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7.	Common Stock Warrants

From time to time, the Company issues warrants for the purchase of the Company’s common stock to its investors, creditors and various other individuals, as noted below. Equity classified warrants for the purchase of the Company’s common stock are included as additional paid-in capital, a component of stockholder’s deficit. Common stock warrants accounted for as liabilities in accordance with ASC 815 are included in non-current liabilities. The warrants have an exercise price ranging from $0.48 to $1.12 per share and generally expire five and ten years after the date of issuance. The Company had common stock warrants issuable and outstanding of 7,202,462 and 3,671,775, at December 31, 2020 and 2019, respectively.

2017 Convertible Notes Warrants

In connection with the 2017 Convertible Notes, the Company issued the investors 300,000 warrants (“2017 Convertible Note Warrants”) to purchase common stock at $0.75 per share. The 2017 Convertible Note Warrants expire ten years from the date of issuance and meet the criteria for equity classification. Accordingly, the fair value of the 2017 Convertible Notes and Warrants were estimated on the date of issuance using a Black-Scholes valuation model and the proceeds were allocated across each component on a relative fair value basis.

In June 2018, the 2017 Convertible Notes were modified to extend the maturity date to December 31, 2018. In conjunction with the extension, the Company issued the holders additional warrants (“2017 Modification Warrants”) which also included terms for down round protection. The amendment also provided the Company with the option to further extend the maturity date to June 30, 2019 subject to the issuance of additional warrants. The 2017 Modification Warrants met the criteria to be classified as equity as the Company early adopted ASU 2017-11, Accounting for Certain Financial Instruments with Down Round Features, which allows certain down round features to be excluded from the consideration of whether the instrument may be classified as equity. As such, the 2017 Modification Warrants were recognized in equity at a fair value of $45,000 on the June 30, 2018 date of issuance. As the 2017 Modification Warrants were issued by the Company to creditors at the time of the extension, the fair value of the modification was capitalized as debt issuance cost and amortized over the remaining term of the debt. As a result of the Series C Financing, in March 2019, these warrant holders consented to the exchange of these warrants for new warrants (“2017 Modification New Warrants”) with the same expiration date but with an exercise price equal to $1.12 per share to reflect the adjusted exercise price in satisfaction of the down-round feature of the original warrant agreement. As recognition of this event, and in accordance with ASU 2017-11, the change in fair value of $12,000 was recorded as a deemed dividend.

On December 31, 2018, the Company exercised its option to extend the maturity date of the 2017 Convertible Notes to June 30, 2019 and as such, additional warrants (“2017 Extension Warrants”) were issued. The 2017 Extension Warrants were issued with the same provisions as the 2017 Modification Warrants with the exception of having a fixed exercise price of $1.12 per share. The 2017 Extension Warrants expire ten years from the date of issuance and meet the criteria for equity classification. As the 2017 Extension Warrants were not issued until March 2019, the Company recognized a warrants issuable equity value of fair value of $87,068 in additional paid in capital using the Black-Scholes valuation model on December 31, 2018, to record the 166,421 2017 Extension Warrants issuable, upon the Company’s election to extend the 2017 Convertible Notes maturity date.

2018 Notes Agreement Warrants

Pursuant to the 2018 Notes Agreement, the Company issued to each Lender a warrant (“2018 Secured Notes Warrants”) to purchase that number of shares of the Company’s Common Stock, $0.001 par value per share, equal to ten percent of such Lender’s principal note amount for an exercise price of $0.75 per share. The warrants are immediately exercisable and will expire ten years from the grant date.

The 2018 Secured Notes Warrants meet the criteria for classification as equity. Accordingly, the fair value of the 2018 Secured Notes and 2018 Secured Notes Warrants were estimated on the date of issuance using the Black-Scholes valuation model and the proceeds were allocated across each component on a relative fair value basis. The debt discounts on the 2018 Secured Notes were amortized over the contractual period of the notes using the effective interest rate method.

2018 Convertible Notes Warrants

In connection with the 2018 Convertible Notes, the Company issued the investors warrants (“2018 Convertible Notes Warrants”) to purchase shares of Common Stock. During the years ended December 31, 2019 and December 31, 2018, the Company issued 94,500 and 199,500 warrants, respectively, in connection with the 2018 Convertible Notes. The number of shares of common stock for which the 2018 Convertible Notes Warrants may be exercised is equal to 35 percent of the amount of principal and accrued but unpaid interest of the 2018 Convertible Note. The 2018 Convertible Notes Warrants expire ten years from the date of issuance and meet the criteria for liability classification. The fair value of the 2018 Convertible Notes Warrants to purchase common stock issued in connection with the 2018 Convertible Notes was estimated on the date of issuance using a Monte Carlo simulation model and the proceeds were allocated to the warrants based on its standalone fair value, with the residual proceeds allocated to the Convertible Notes. The debt discounts on the 2018 Convertible Notes were amortized over the contractual period of the notes using the effective interest rate method.

During March 2019 and in contemplation of the Series C Financing, all of the 2018 Convertible Note Warrants were exchanged for warrants (“2018 Convertible Notes New Warrants”) with a fixed number of shares and explicit exercise price. The 2018 Convertible Notes New Warrants expire ten years from the date of issuance and meet the criteria for equity classification. Accordingly, the derivative liability was remeasured immediately before reclassification with a credit to earnings for the change in fair value.

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October 2020 Note Warrants

In connection with the issuance of the October 2020 Note, the Company issued the holder a warrant to purchase 45,000 shares of common stock.  The warrants have an exercise price of $0.73, are immediately exercisable and will expire ten years from the grant date. The October 2020 Note Warrants meet the criteria for classification as equity. Accordingly, the fair value of the October Notes and October 2020 Note Warrants were estimated on the date of issuance using the Black-Scholes valuation model and the proceeds were allocated across each component on a relative fair value basis. The debt discounts on the October 2020 Note Warrants were amortized over the contractual period of the notes using the effective interest rate method.

Senior Secured Promissory Note Warrants

In connection with the issuance of the Senior Secured Promissory Notes, the Company issued the investor a warrant for the purchase of up to 3,460,687 shares of the Company’s common stock (the Senior Secured Promissory Note Warrants). In addition, if each additional tranche is drawn down, the investor may receive up to 3,460,687 of additional warrants per tranche. The Senior Secured Promissory Note Warrants have an exercise price of $0.4816 per share and expire five years from the date of registration or April 27, 2026 (see Note 14 – Subsequent Events for details of the Merger). The Senior Secured Promissory Note Warrants did not meet the criteria for equity classification because of multiple features, including a potential adjustment to the exercise price and the potential for cash settlement of the warrants; therefore the warrants are accounted for as liabilities in accordance with ASC 815. The Company valued the Senior Secured Promissory Note Warrants using a Monte-Carlo valuation model with a resulting fair value of $1.9 million. The Company recognized the Senior Secured Promissory Note Warrants at fair value at the date of issuance of the notes. As the fair value of the Senior Secured Promissory Note Warrants, at issuance on December 17, 2020, exceeded the note proceeds, a loss on debt issuance of $0.8 million was recognized during 2020. The Senior Secured Promissory Note Warrants will be revalued at fair value each reporting period in accordance with ASC 815.

The following table summarizes warrant activity for the years ended December 31, 2020 and 2019:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Warrants issuable and outstanding, December 31, 2018	1,542,275	$1.06	8.31
Granted	2,583,921	$1.15	-
Exercised	-	$-	-
Forfeited, expired or cancelled	(454,421)	$1.90	-
Warrants outstanding, December 31, 2019	3,671,775	$1.02	8.47
Granted	3,530,687	$0.48	-
Exercised	-	$-	-
Forfeited, expired or cancelled	-	$-	-
Warrants outstanding, December 31, 2020	7,202,462	$0.76	6.28

8.	Equity Incentive Plan

The Company’s Employee, Director and Consultant Equity Incentive Plan (the “Plan”) provides for the grant of the following stock awards to employees, directors and consultants of the Company: incentive stock options and non-statutory stock options. The current number of shares authorized and reserved for issuance under the Plan is 35,000,000 shares of common stock. The number and terms of options granted under the Plan are determined by the board of directors when granted. Options are exercisable for a period determined by the board of directors, generally not more than ten years following the date of grant. The Company estimates the fair value of each stock option using the Black-Scholes option pricing model under ASC 718. The following table summarizes stock option activity and related information under all equity plans for the year ended December 31, 2020:

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	Options Outstanding	Weighted-average Exercise Price	Weighted-average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2019	27,550,730	$0.91	7.20	$3,027
Granted	2,859,513	$0.73
Exercised	-	$-
Cancelled or forfeited	-	$-
Outstanding at December 31, 2020	30,410,243	$0.89	6.49	$1,541
Options vested and expected to vest at December 31, 2020	30,410,243	$0.89	6.49	$1,541
Options exercisable at December 31, 2020	27,281,915	$0.89	6.22	$1,541

The weighted-average grant date fair value of options granted during the years ended December 31, 2020 and 2019 was $0.55 and $0.43, respectively.

As of December 31, 2020, the unrecognized compensation cost related to outstanding options was $1.4 million which was expected to be recognized over a weighted-average period of approximately 1.54 years.

The allocation of stock-based compensation for all stock awards is as follows (in thousands):

	Year Ended December 31,
	2020	2019
Research and development	$534	$462
General and administrative	1,480	2,863
Total stock-based compensation expense	$2,014	$3,325

The weighted-average assumptions used in the Black-Scholes option pricing model to determine the fair value of stock option grants were as follows:

	December 31,
	2020	2019
Expected term (years)	8.18	6.69
Risk-free interest rate	0.98%	2.22%
Expected dividend yield	-	-
Volatility	80.0%	80.0%

Risk-free interest rate.  The Company bases the risk-free interest rate assumption on observed interest rates appropriate for the expected term of the stock option grants.

Expected dividend yield.  The Company bases the expected dividend yield assumption on the fact that it has never paid cash dividends and has no present intention to pay cash dividends.

Expected volatility.  Due to the Company’s limited operating history and lack of company-specific historical or implied volatility, the expected volatility assumption is based on historical volatilities of a peer group of similar companies whose share prices are publicly available. The peer group was developed based on companies in the biotechnology industry.

Expected term.  The expected term represents the period of time that options are expected to be outstanding. As the Company does not have sufficient historical exercise behavior, it determines the expected life assumption using the simplified method, which is an average of the contractual term of the option and its vesting period.

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Executive Officer Settlement Agreement

The Company’s former Chief Executive Officer resigned in 2016. The Company reached a settlement (“Settlement Agreement”) with the former Chief Executive Officer in 2017 wherein certain options for the purchase of 2,550,000 shares of the Company’s common stock, were modified (“the Modified Options”) which allowed for a potential put right under certain circumstances. The put right expired unexercised in the fourth quarter of 2019. As of December 31, 2020, the Modified Options, with an exercise price of $0.40 per share, remained outstanding. The Company recognized a gain of $128,000 in the fourth quarter of 2019 due to the expiration of the put feature. See Note 14 – Subsequent Events for information regarding the expiration of the Modified Options.

Restricted Stock Award

In May 2020, the Company issued a restricted stock award for 11,987 shares of the Company’s common stock (“the Restricted Award”). The Restricted Award was fully vested upon grant and was issued as partial settlement for services from a vendor.

9.	Employee Benefits

Effective June 20, 2016, the Company adopted a defined contribution 401(k) plan. All employees are eligible to participate in the plan beginning on the first day of employment. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation. No matching contributions have been made by the Company since the adoption of the 401(k) plan.

10.	Collaboration and License Agreements

Co-Development and Distribution Agreement

In February 2018, the Company entered into a co-development and distribution agreement (“Co-Development and Distribution Agreement”) with Biolead Medical Technology Ltd. to develop and commercialize the Company’s proprietary LB1148 formulation (the “Commercial Product”). Biolead Medical Technology Ltd. subsequently transferred all of its rights under the Co-Development and Distribution Agreement to Newsoara Biopharma Co., Ltd. (“Newsoara”). The development and commercialization rights are specific to the territories comprising the People’s Republic of China, including the Hong Kong Special Administrative region and the Macao Special Administrative Region, but excluding Taiwan (collectively the “Chinese Territory”). The Company retains all development and commercialization rights outside the Territory.

In 2018, the Company recognized $1 million in revenue from the upfront payment. The Company has the right to receive future milestones and royalties which are fully constrained.

During the years ended December 31, 2020 and 2019, the Company recognized no revenue under this arrangement. As of December 31, 2020, there was no deferred revenue related to the arrangement.

License Agreements with the Regents of the University of California

The Company has entered into two license agreements, as amended, with the Regents of the University of California (“Regents”) for exclusive commercial rights to certain patents, technology and know-how. The technology is related to the Company’s products under development. The Regents are entitled to certain development and sales milestones.

In February 2018, in conjunction with the Co-Development and Distribution Agreement with Newsoara, the Company was obligated to pay the Regents $125,000 in royalties for its portion of the sublicense income equal to 30 percent of one-third of the upfront payment and milestone payment received. As of December 31, 2020 and 2019, the $125,000 royalty payable was included in Accounts Payable.

11.	Commitments and Contingencies

Facility Leases

The Company leases office space for its corporate headquarters under a non-cancelable facility operating lease for 4,911 square feet located in Carlsbad, California. The Company originally subleased this office space starting in July 2017 with the lease expiring in January 2019. There were no future payments due under this non-cancelable operating lease as of December 31, 2018.

In January 2019, the Company entered into a six-month facility operating lease in Carlsbad, California. The lease commenced on February 1, 2019 with contractual rent payments of approximately $15,500 per month through the lease expiration date in July 2019. No tenant improvement allowances or common area maintenance lease components exist as part of the lease. The Company accounted for this lease by applying the practical expedient for short-term leases which resulted in the Company recognizing expense on a straight-line basis over the lease term. The total short-term lease cost was approximately $93,000 and such amounts were recorded within general and administrative expenses on the statement of operations.

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In July 2019, the Company entered into a facility operating lease (the “July 2019 Headquarter Lease”) in Carlsbad, California. The initial contractual term is three years commencing on August 1, 2019 and expiring on July 31, 2022. The Company has the option to renew this lease for an additional 36-month period at the prevailing market rent upon completion of the initial lease term. The Company has determined it is not reasonably certain that it will exercise this renewal option. Therefore, the lease term is determined to be a total of three years commencing on August 1, 2019 and expiring on July 31, 2022. Commencing in August 2019, the Company will pay contractual monthly lease payments of $16,000 for the first 12 months. The contractual monthly lease payments are subject to 3 percent escalations at the first and second lease commencement anniversary.

The July 2019 Headquarter Lease is also subject to additional variable charges for common area maintenance, insurance, taxes and other operating costs. This additional variable rent expense is not estimable at lease inception. Therefore, it is excluded from the Company’s straight-line expense calculation at lease inception and is expensed as incurred. All fixed and variable lease payment amounts were recorded within general and administrative expenses on the statement of operations.

The Company’s incremental borrowing rate was 15 percent as of January 1, 2019 (the adoption date of Topic 842). The incremental borrowing rate for the Company’s continues to be 15 percent as of December 31, 2020.

Office lease deferral of payments concession

On April 29, 2020, the Company entered into a rent deferral agreement with its landlord pursuant to the financial impacts of the COVID-19 pandemic on the Company. Under the terms of the arrangement, the Company would begin repaying any deferred balance in equal installments prorated over six months beginning October 2020. Through December 31, 2020, the Company was in discussions with its landlord regarding the extension of the deferral period. As of December 31, 2020, deferred balances under this arrangement total $87,000 and are included in accounts payable on the Company’s balance sheets.

The Company had the following activity related to its operating leases as of and during the years ended December 31, (in thousands):

	Year Ended December 31,
	2020	2019

Lease cost	$194	$183

Supplemental balance sheets information related to operating leases as follows (in thousands):

	December 31,
	2020	2019
Assets
Right-of-use asset	$275	$418
Liabilities
Current portion of lease liability	$168	$140
Non-current portion of lease liability	112	281
Total lease liabilities	$280	$421

Supplemental cashflow information related to leases is as follows:

	Year Ended December 31,
	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases (in thousands)	$141	$51

Weighted-average remaining lease term in years	1.6	2.5
Weighted-average discount rate	15%	15%

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Future minimum payments of lease liabilities were as follows (in thousands):

Years ending December 31,	Operating Leases
2021	$197
2022	117
2023	-
2024	-
2025	-
Total minimum lease payments	314
Less: imputed interest	(34)
Total future minimum lease payments	280
Less: current portion of lease liability	(168)
Non-current portion of lease liability	$112

Derecognition of Accounts Payable

The Company engaged a third-party vendor to perform clinical research services in 2014. The Company was not satisfied with the services performed by the vendor and believed there was a breach of contract by the vendor. The Company’s board of directors voted to terminate the study and the Company stopped making any further payments in 2016. The amounts accrued represented amounts invoiced by the vendor and not paid by the Company. The vendor did not pursue any further collection of the invoiced amounts, and the Company did not pursue any claims for breach of contract. Upon lapse of the statute of limitations, during the first quarter of 2019, the Company derecognized the outstanding accounts payable balance and recorded a gain in the amount of $1.4 million as a contra expense in the operating expense section of the statement of operations.

Accrued Employee Compensation

As of December 31, 2020, certain Company executives and employees voluntarily agreed to temporarily suspend a portion of their salary benefits and bonuses. As of December 31, 2020, $1.1 million was accrued related to these suspended salary benefits and bonuses which were paid upon the closing of the Merger in the second quarter of 2021. See Note 14 – Subsequent Events, for information on closing of the Merger.

Legal Proceedings

Between January 8 and March 3, 2021, nine individual lawsuits (captioned Sheridan v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00166 (S.D.N.Y. filed Jan. 8, 2021); Pirjamaat v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00172 (S.D.N.Y. filed Jan. 8, 2021); Johnson v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00310 (S.D.N.Y. filed Jan. 13, 2021); Mathews v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00242 (E.D.N.Y. filed Jan. 15, 2021); Pechal v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00585 (S.D.N.Y. filed Jan. 22, 2021); Curtis v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00292 (D. Del. Feb. 25, 2021); Valdez v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00980 (E.D. Pa. Mar. 1, 2021); Anderson v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00326 (D. Del. Mar. 2, 2021); and McIntire v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-01869 (S.D.N.Y. Mar. 3, 2021)) were filed in federal court by alleged Seneca Biopharma, Inc. (“Seneca”) stockholders challenging the proposed merger of Seneca and the Company (the “Merger”). The complaints name Seneca and Seneca’s board of directors as defendants. The Sheridan, Valdez, and Pirjamaat complaints name the Company as an additional defendant.

On March 18, 2021, Seneca filed an amendment to the Registration Statement on Form 8-K, which contained certain supplemental disclosures intended to moot the plaintiffs’ disclosure claims (the “Supplemental Disclosures”). Thereafter, all nine cases were voluntarily dismissed, and counsel for plaintiffs requested a mootness fee for the purported benefit conferred on Seneca’s stockholders in connection with the Supplemental Disclosures. The parties engaged in a negotiation and settled for a mootness fee of $216,000 in the second quarter of 2021. No amounts were accrued for these matters in Leading Biosciences’ financial statements as of 3/31/21 or 12/31/20 as the settlement was reached with Seneca.

From time to time, the Company may be involved in various lawsuits, legal proceedings, or claims that arise in the ordinary course of business. Management believes there are no claims or actions pending against the Company at December 31, 2020 which will have, individually or in the aggregate, a material adverse effect on its business, liquidity, financial position or results of operations. Litigation, however, is subject to inherent uncertainties, and an adverse result in such matters may arise from time to time that may harm the Company’s business.

Indemnification

In accordance with the Company’s amended and restated memorandum and articles of association, the Company has indemnification obligations to its officers and directors for certain events or occurrences, subject to certain limits, while they are serving in such capacity. There have been no claims to date, and the Company has a directors and officers liability insurance policy that may enable it to recover a portion of any amounts paid for future claims.

12.	Related Party Transactions

Unsecured Related Party Notes

In November 2013, the Company entered into an unsecured promissory note in the amount of $50,000 with an executive officer of the Company. The note bore interest at five percent and was due and payable upon the Company receiving a qualified financing of at least $10 million, but no later than November 2020. The Company fully repaid the remaining outstanding principal and accrued interest balance in 2019.

In May 2015, the Company entered into an unsecured promissory note of $94,000 with a shareholder and director of the Company. The note bore interest at five percent and was due and payable upon the Company receiving a qualified financing of at least $10 million, but no later than May 2022. During 2015, the Company made payments on the note totaling $58,000. The Company fully repaid the remaining outstanding principal and accrued interest balance in 2019.

The Yuma Regional Medical Center (“YRMC”) is an equity investor in the Company and is considered a related party. As discussed in Note 5, on October 16, 2020, the Company entered into an unsecured promissory note of $500,000 with YRMC. For details surrounding this promissory note, see Note 5.

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Convertible and Secured Notes

2017 Convertible Notes

Between February 2017 and June 2018, the Company issued $100,000 in 2017 Convertible Notes to a director and $235,000 in 2017 Convertible Notes to an executive officer of the Company on the same terms outlined in Note 5 - Debt. In connection with the Series C Financing, these notes were converted to Common Stock in accordance with the terms outlined in Note 5 - Debt.

2018 Secured Notes

Between March 2018 and May 2018, the Company issued $275,000 in 2018 Secured Notes to two directors and $200,000 in 2018 Secured Notes to an executive officer of the Company under the same terms outlined in Note 4 above. In February 2019, a director, who had purchased a $250,000 2018 Secured Note from the Company, sold the 2018 Secured Note to a non-related party. In March 2019, an executive officer of the Company purchased a 2018 Secured Note for $25,000 from a non-related party noteholder. Also, in March 2019, an executive officer of the Company purchased a 2018 Secured Note for $10,000 from a director of the Company. In connection with the Series C Financing, these 2018 Secured Notes were converted to Common Stock in accordance with the terms outlined in Note 6 – Stockholders’ Deficit.

Director stipends

Unpaid cash stipends owed to our directors for their annual board service are recorded on our balance sheets within accrued liabilities. These liabilities were $759,000 and $218,000 as of December 31, 2020 and 2019, respectively.

13.	Income Taxes

The components of the provision for income taxes are as follows (in thousands):

	Year Ended December 31,
	2020	2019
Current:
Federal	$-	$-
State	1	1
Total current provision	1	1
Deferred
Federal	-	-
State	-	-
Total deferred provision	-	-
Income tax expense	$1	$1

Provision

Taxes on income vary from the statutory federal income tax rate applied to earnings before tax on income as follows (in thousands):

	Year Ended December 31,
	2020	2019
Statutory federal income tax rate of 21 percent applied to earnings before income taxes and extraordinary items	$(2,168)	$(2,111)
State taxes - net of federal benefit	1	1
Meals and entertainment	1	5
Warrants	(8)	(33)
Stock-based compensation	97	86
Valuation allowance	1,891	2,007
Others	187	46
	$1	$1

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Deferred income tax assets and liabilities arising from differences between accounting for financial statement purposes and tax purposes, less valuation reserves at year end are as follows (in thousands):

	Year Ended December 31,
	2020	2019
Deferred tax assets:
Accrued expenses	$512	$20
Charitable contributions carryforward	-	11
Lease accounting	2	-
Net operating loss carryforwards	8,073	6,987
Stock compensation	1,438	1,111
Total deferred tax assets	10,025	8,129

Deferred tax liabilities:
Prepaid expense	(7)	(4)
Total deferred tax liabilities	(7)	(4)

Net deferred tax asset	10,018	8,125
Valuation Allowance	(10,018)	(8,125)
Net deferred taxes	$-	$-

As of December 31, 2020, the Company had federal net operating loss carry forwards of approximately $38.4 million. Of this amount, approximately $15.9 million arose in tax years ending after December 31, 2017 and will carry forward indefinitely. The federal net operating loss carryforwards arising in tax years ending before January 1, 2018 of approximately $22.6 million will begin to expire in 2031 unless previously utilized. Pursuant to Internal Revenue Code (“IRC”) Sections 382 and 383, annual use of the Company's net operating loss carryforwards may be limited in the event a cumulative change in ownership of more than 50 percent occurs within a three-year period. The Company has not performed an analysis to determine if it has experienced an IRC Section 382 and 383 ownership change.

Deferred tax assets and liabilities are recognized for temporary differences and unused tax losses to the extent that realization of the related tax benefits is more likely than not. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods when the deferred tax assets become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the uncertainty of the realization of its deferred tax assets, a valuation allowance has been established against the company's net deferred tax assets.

The Company files income tax return in the U.S. federal jurisdiction and various states. The Company's tax returns for tax years 2017 and forward remain subject to examination by the Internal Revenue Service and the various state taxing authorities.

The Company accounts for taxation under ASC Subtopic 740-10, which clarifies the accounting for uncertain tax positions. ASC Subtopic 740-10 requires that the Company recognize the impact of a tax position in its financial statement if the position is more likely than not to be sustained upon examination based on the technical merits of the position. The Company did not have any uncertain income tax positions as of December 31, 2020.

ASC 740-10 requires the Company to accrue interest and penalties where there is an underpayment of taxes based on the Company's best estimate of the amount to ultimately be paid. The Company identified no unrecorded material uncertain tax positions as of December 31, 2020, consequently no interest or penalties have been accrued by the Company. The Company does not anticipate a significant change to its unrecognized tax benefits within the next 12 months.

On March 27, 2020, the United States enacted the CARES Act. The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. While the CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, the related income tax provisions did not have a material impact on the Company.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act, 2021 (the "Appropriations Act"). Included in the tax provisions are a number of items directly related to COVID-19 relief such as a provision allowing recipients of Paycheck Protection Program (“PPP”) loans to deduct associated costs and an extension and significant expansion of the employee retention credit originally enacted in the CARES Act. There was no material impact from the provisions of the Appropriations Act in 2020.

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14. Subsequent Events

The Company has evaluated subsequent events through July 13, 2021, the date of issuance of the financial statements.

PPP Loan Forgiveness

In January 2021, the Company received notification the PPP Loan was forgiven and recognized a gain a $279,000, in other income in the statements of operations.

Option Modification

The Company’s former Chief Development Officer was terminated in February 2021. As part of the separation agreement, the Company’s board of directors agreed to (i) accelerate vesting by four months for the former employee’s outstanding options and (ii) allow up to seven years from the termination date for the former employee to exercise all vested options. The Company concluded these actions resulted in an accounting modification of these awards.

Amended Unsecured Promissory Notes

July 2020 Note

On March 19, 2021, the Company and a consultant to the Company further amended the terms of the July 2020 Note (See Note 5 – Debt) to further extend the maturity date from March 19, 2021 to June 19, 2021. Interest continues to accrue under the terms of the original unsecured promissory note and is due and payable with the principal on June 19, 2021. On May 25, 2021, Palisade Bio, LBS and the noteholder amended the July 2020 note to extend the maturity date of the note to November 15, 2021 (the “Notes Amendment”). In connection with the Notes Amendment, the original warrant issued with this note was canceled and Palisade Bio issued a new warrant to purchase 3,000 shares of Common Stock at a purchase price of $6.00 per share.

December 2019 Note

On March 19, 2021, the Company and a consultant to the Company further amended the terms of the December 2019 Note (See Note 5 – Debt) to further extend the maturity date from March 19, 2021 to June 19, 2021. Interest continues to accrue under the terms of the original unsecured promissory note and is due and payable with the principal on June 19, 2021.

October 2020 Note

On May 25, 2021, Palisade Bio, LBS and the noteholder amended the October 2020 Note to extend the maturity date of the note to November 15, 2021 (the “Notes Amendment”). In connection with the Notes Amendment, the original warrant issued with this note was canceled and Palisade Bio issued a new warrant to purchase 5,000 shares of Common Stock at a purchase price of $6.00 per share.

Senior Secured Note

The second tranche of the Senior Secured Notes was drawn on February 1, 2021 for a principal note amount of $1.7 million along with a warrant to purchase up to 3,460,687 shares of the Company’s Common Stock.

Option Expiration

On April 2, 2021, the 2,550,000 options outstanding pursuant to the Company’s Settlement Agreement, as defined in Note 8 – Equity Incentive Plan, with its former CEO expired unexercised.

Merger

On April 27, 2021, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 16, 2020, by and among Palisade Bio, Inc., formerly known as Seneca Biopharma, Inc., Leading Biosciences, Inc. and Townsgate Acquisition Sub 1, Inc., a wholly owned subsidiary of Seneca Biopharma (“Merger Sub”), LBS completed the previously announced merger transaction with Seneca Biopharma, pursuant to which Merger Sub merged with and into LBS, with LBS surviving such merger as a wholly owned subsidiary of Seneca Biopharma (the “Merger”). Also, in connection with the closing of the Merger, Seneca Biopharma, Inc. changed its name to Palisade Bio, Inc. and the business conducted by Seneca Biopharma became primarily the business conducted by LBS. By virtue of the Merger, all outstanding Series C Preferred Stock was converted to LBS Common Stock.

Pre-Merger Financing

On April 27, 2021, Palisade Bio, Inc., formerly known as Seneca Biopharma, Inc. and LBS completed a previously announced private placement transaction with an institutional investor (the “Investor”) at a per share purchase price of $0.4816 (without giving effect to the Exchange Ratio or the Reverse Stock Split) (the “Purchase Price”) for an aggregate purchase price of $20,000,000 in cash plus the cancelation of outstanding principal and interest on the notes previously issued to the Investor (the “Pre-Merger Financing”), whereby immediately prior to the Closing, among other things, LBS issued to the Investor shares of LBS Series 1 Preferred Stock pursuant to the Securities Purchase Agreement, dated December 16, 2020, by and among the Palisade Bio, LBS and the Investor (the “Securities Purchase Agreement”).

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At the closing of the Pre-Merger Financing, (i) LBS issued to the Investor shares of LBS Series 1 Preferred Stock (the “Initial Shares” and, as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 1,325,892 shares of Palisade Bio Common Stock, the “Converted Initial Shares”) without giving effect to any limitations set forth in the Securities Purchase Agreement and (ii) LBS deposited into an escrow account three times the number of Initial Shares of LBS Series 1 Preferred Stock (the “Additional Shares”, and, as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 3,977,676 shares of Palisade Bio Common Stock, the “Converted Additional Shares”) for the benefit of the Investor if 85% of the average of the five lowest volume-weighted average trading prices of a share of Palisade Bio Common Stock as quoted on the Nasdaq Capital Market during the 10 trading day period immediately preceding the 16th trading day following the Effective Time, divided by five, is lower than the per share Purchase Price or if the five lowest weighted average prices of Palisade Bio Common Stock during the 10 trading day period immediately preceding each of the 45th, 90th and 135th days following the Effective Time, divided by five, is lower than the per share Purchase Price, then, in each case, the Investor will be issued such number of Converted Additional Shares equal to the Purchase Price divided by the lowest of such weighted average prices. Any Converted Additional Shares not delivered to the Investor from escrow will be returned to the Palisade Bio.

Issuance of Stock and Warrant to Ecoban Securities, LLC (“Ecoban”)

Subsequent to the Merger, on May 25, 2021, Palisade Bio issued to Ecoban (i) a warrant to purchase 18,353 shares of Palisade’s common stock (post reverse stock split and post exchange ratio) at a price of $17.72 per share (post reverse stock split and post exchange ratio) and (ii) 118,833 shares of Common Stock (post reverse stock split and post exchange ratio), as payment for a success fee for closing the Merger and Pre-Merger Financing.

Issuance of Equity Warrant

Subsequent to the Merger, on May 20, 2021, pursuant to the terms of the Securities Purchase Agreement, Palisade Bio issued to the Investor a warrant to purchase 4,995,893 shares of Common Stock at a price of $4.70 per share (the “Equity Warrant”), post reverse stock split and post exchange ratio. The Equity Warrant is immediately exercisable and will have a term of five years from the date all of the shares underlying the Equity Warrant have been registered for resale. The exercise price and number of shares underlying the Equity Warrant may be subject to adjustment, if any, following each of the 45th, 90th and 135th days following April 27, 2021.

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